SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                          PRE-EFFECTIVE AMENDMENT NO. 3
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ALANCO TECHNOLOGIES, INC.

                 (Exact name of registrant specified in charter)





                               Arizona 86-0220694

                (State or other jurisdiction of (I.R.S. Employer

               Incorporation or organization) Identification No.)



                          15575 North 83rd Way, Suite 3

                            Scottsdale, Arizona 85260

                                 (480) 607-1010

          (Address and telephone number of principal executive offices)



                               Robert R. Kauffman
                             Chief Executive Officer
                            Alanco Technologies, Inc.
                          15575 North 83rd Way, Suite 3
                            Scottsdale, Arizona 85260
                                 (480) 607-1010
            (Name, address and telephone number of agent for service)

                                 With a Copy to:

                                 Steven P. Oman, Esq.
                            10446 N. 74th Street, Suite 130
                               Scottsdale, Arizona 85258



APPROXIMATE  DATE OF COMMENCEMENT OF PROPOSED SALE OF THE SECURITIES TO THE
PUBLIC:  FROM TIME TO TIME AFTER THE  EFFECTIVENESS OF THIS REGISTRATION
STATEMENT

IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. [ ]

IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, CHECK THE FOLLOWING BOX. [X]

IF THIS FORM IS FILED TO REGISTER ADDITIONAL SECURITIES FOR AN OFFERING PURSUANT TO RULE 462(b) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF THIS FORM IS A POST-EFFECTIVE AMENDMENT FILED PURSUANT TO RULE 462(c) UNDER THE SECURITIES ACT, CHECK THE FOLLOWING BOX AND LIST THE SECURITIES ACT REGISTRATION STATEMENT NUMBER OF THE EARLIER EFFECTIVE REGISTRATION STATEMENT FOR THE SAME OFFERING. [ ]

IF DELIVERY OF THE PROSPECTUS IS EXPECTED TO BE MADE PURSUANT TO RULE 434, PLEASE CHECK THE FOLLOWING BOX. [ ]

                  CALCULATION OF REGISTRATION FEE

Title of each                                    Proposed
class of securities                              maximum aggregate      Amount of
to be registered        Amount to be Registered  offering price (1)  registration fee
----------------        -----------------------  ------------------  ----------------



Class A Common Stock          10,037,704              $0.44           $357.30


(1) Calculated for purposes of this offering under Rule 457(c) under the Securities Act of 1933 using the average of the high and low sales prices for the Company's Class A Common Stock on the NASDAQ SmallCap Market as of October 1, 2003.


The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                 SUBJECT TO COMPLETION, DATED DECEMBER 9, 2003


PROSPECTUS

                            ALANCO TECHNOLOGIES, INC.
                    10,037,704 Shares of Class A Common Stock

       (To be issued by the Company upon conversion of outstanding shares of the Company's Series A Convertible Preferred Stock or upon exercise of outstanding Warrants to purchase Common Stock.)


THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 5 FOR INFORMATION THAT YOU SHOULD
CONSIDER.

This prospectus is being used in connection with offerings from time to time by some of our stockholders. We issued shares of Series A Convertible Preferred Stock and Warrants to purchase Common Stock to the selling stockholders in connection with a private placement completed in 2003. It is the shares of the Company's Class A Common Stock that the Series A Convertible Preferred Stock and Warrants may be converted in to which are offered by this prospectus. We expect that sales of shares of Class A Common Stock under this prospectus will be made

o        in broker's transactions;

o        in transactions directly with market makers; or

o        in privately negotiated sales or otherwise.

The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of Class A Common Stock. The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation. See "Plan of Distribution."

The selling stockholders beneficially own all 10,037,704 shares of Class A Common Stock. We will not receive any part of the proceeds from the sale of the shares. The registration of the shares on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their shares under this registration statement, or at any time in the near future.

Our Class A Common Stock is listed on the NASDAQ SmallCap Market, or NASDAQ, under the symbol "ALAN." On October 1, 2003, the last sale price of our Class A Common Stock on NASDAQ was $0.45 per share.

You should read this prospectus and any prospectus supplements carefully before deciding to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

           The date of this prospectus is                     , 2003.
                                         ---------------------


                            TABLE OF CONTENTS
                                                                         Page



     Summary                                                               5

     Risk Factors                                                          5

     Safe Harbor Statements Under the Private Securities
     Litigation Reform Act of 1995                                         9

     Issuance of Securities to Selling Stockholders                        9

     Use of Proceeds                                                      10

     Plan of Distribution                                                 10

     Selling Stockholders                                                 12

     Description of Securities                                            16

     Legal Matters                                                        18

     Experts                                                              19

     Where You Can Find More Information                                  19

     Information Incorporated by Reference                                19


                                     SUMMARY

         The following summary does not contain all of the information that may be important to purchasers of our Class A Common Stock. Prospective purchasers of Class A Common Stock should carefully review the detailed information and financial statements, including notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.

                                  The Company

Our company, Alanco Technologies, Inc., together with our subsidiaries, is a provider of advanced information technology solutions. Our operations at the end of fiscal 2003 (June 30, 2003) were diversified into two reporting business segments including: (i) design, production, marketing and distribution of RFID tracking technology, and (ii) manufacturing, marketing and distribution of data storage products.

Effective June, 2002, we acquired radio frequency identification tracking technology, known as "RFID", through the acquisition of the operations of Technology Systems International, Inc., a Nevada corporation. We continue to participate in the data storage market through two wholly-owned subsidiaries:
Arraid, Inc., a manufacturer of proprietary storage products to upgrade older "legacy" computer systems; and Excel/Meridian Data, Inc., a manufacturer of network attached storage systems for mid-range organizations.

Our principal executive offices are located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, and our telephone number is (480) 607-1010.

                                  The Offering


Securities offered by the Selling Shareholders.. 10,037,704 shares of Class A Common Stock

Class A Common Stock currently outstanding...... 15,249,400 shares (1)

Use of proceeds................................. We will not receive  any of the  proceeds of sales of Class A
                                                 Common Stock by the Selling  Shareholders.  We may,  however, receive  proceeds from the exercise of certain rights held by some of the  Selling  Shareholders  under  stock  options  or warrants to purchase  Class A Common Stock from us if that is the origin of shares sold by those Selling Shareholders.

Risk Factors.................................... Prospective  purchasers should carefully consider the factors discussed under "Risk Factors."

NASDAQ symbol................................... ALAN

(1) Excludes (i) 6,821,250 shares of Class A Common Stock reserved for issuance upon exercise of stock options outstanding as of September 30, 2003; (ii) 2,515,750 shares reserved for issuance upon the exercise of stock options that may be granted in the future under our stock option plans; (iii) 6,009,426 shares reserved for issuance upon exercise of outstanding warrants; (iv) 7,528,278 shares reserved for issuance upon conversion of the Series A Convertible Preferred Stock; and (v) 726,245 shares reserved for issuance upon conversion of the Series B Convertible Preferred Stock.

                                   RISK FACTORS


An investment in Alanco involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors in determining whether or not to purchase the shares of Class A Common Stock offered under this prospectus. These matters should be considered in conjunction with the other information included or incorporated by reference in this prospectus. This prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this prospectus, including the information set out below, identifies important factors that could cause such differences. See "Safe Harbor Statements Under the Private Securities Litigation Reform Act of 1995."


TSI acquisition. We acquired the operations of Technology Systems International, Inc. ("TSI") effective June 2002, creating the Company's RFID Technology segment. The following risks are relevant with respect to the acquisition:

o We must successfully operate the storage businesses that we already have, as well as integrate and successfully operate the TSI operations as contemplated by the acquisition. The process of integrating management operations, facilities, accounting, billing and collection systems, and other information systems requires continued investment of time and resources and can involve difficulties, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

o Our business model for the TSI business projects significant revenue growth from sales of the TSI PRISM system in the corrections market. We do not have experience in increasing market share in the corrections market, and there is no certainty that we will be able to capture the required market share for TSI to achieve its anticipated financial success. The TSI RFID technology is currently being marketed to the corrections market to monitor the continuous location of incarcerated prisoners. Although there are a number of monitoring systems being marketed to the corrections industry, the TSI PRISM system is currently the only system, to the best of our knowledge, that is able to continuously (every two seconds) monitor the location of prisoners, both inside and outside of buildings. There is no certainty that the corrections industry will adopt this technology broadly enough for us to reach our marketing projections.

o We purchase sub-components for the location and tracking system technology from a limited number of subcontractors that have the required technology to produce the sub-components in the quantities required. We cannot be assured that required sub-components will be available in the quantities and at the prices and terms anticipated.

o Our TSI products are reliant on key personnel who developed and understand the technology. The loss of the services of those key technology personnel could have an adverse effect on the business, operating results and financial condition of our company.

o See Legal Matters for a discussion of a legal suit filed in connection with our acquisition of the operations of TSI.

We are subject to the budget constraints of the governmental agencies purchasing TSI's monitoring systems, which could result in a significant decrease in our anticipated revenues. We are subject to the budget constraints of the governmental agencies to whom we plan to sell the TSI monitoring systems. We cannot assure you that such governmental agencies will have the necessary revenue to purchase the systems even though they may want to do so. The funds available to governmental agencies are subject to various economic and political influences. Even though the TSI monitoring system may be recommended for purchase by corrections facility managers, the governmental agency responsible for the facility may not have sufficient budget resources to purchase the system. As of the date of this filing, TSI has no current sales backlog as defined by unfulfilled signed contracts.

General economic conditions. Recent unfavorable economic conditions and reduced information technology spending by our customers have adversely affected our business in recent quarters. If the economic conditions worsen, or continue at their present level indefinitely, we may experience a material adverse impact on our business, operating results, and financial condition. Our data storage product division sells systems designed to upgrade and enhance older Legacy computer systems as well as network attached storage systems to mid-sized network users. The recent economic conditions have resulted in reduced spending by our customers for technology in general, including the data storage systems sold by us. We have reduced overhead to assist in offsetting our reduced sales volume; however, no assurance can be given that the current economic conditions will not worsen further exacerbating the sales slowdown. The TSI RFID system sales are less dependent upon current economic conditions as most of the system purchasers are governmental agencies. However, the current economic conditions do have an impact on governmental budgets, thereby potentially impacting our sales. See the previous section discussing the budget constraints of our governmental purchasers.

Acts of domestic terrorism and war have impacted general economic conditions and may impact the industry and our ability to operate profitably. On September 11, 2001, acts of terrorism occurred in New York City and Washington, D.C. On October 7, 2001, the United States launched military attacks on Afghanistan, and in 2003 launched military attacks on Iraq with ongoing operations in both areas. As a result of those terrorist acts and acts of war, there has been a disruption in general economic activity. The demand for our data storage products and services have declined as layoffs in industries affect the economy as a whole. There may be other consequences resulting from those acts of terrorism, and any others which may occur in the future, including civil disturbance, war, riot, epidemics, public demonstration, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, quarantine restrictions, unavailability of capital, equipment, personnel, which we may not be able to anticipate. These terrorist acts and acts of war may continue to cause a slowing of the economy, and in turn, reduce the demand of our data storage products and services, which would harm our ability to make a profit. Also, as federal dollars are redirected to military efforts, they may not be available for the purchase of new federal prison monitoring systems. We are unable to predict the long-term impact, if any, of these incidents or of any acts of war or terrorism in the United States or worldwide on the U.S. economy, on us or on the price of our stock.

Future capital and liquidity needs; Uncertainty of proceeds and additional financing. The Company incurred significant losses during fiscal year 2003 and has experienced significant losses in prior years. Although management cannot assure that future operations will be profitable or that additional debt and/or equity capital will be raised, we believe that, based on our fiscal 2004 operating plan, cash flow will be adequate to meet our anticipated future requirements for working capital expenditures, scheduled lease payments and scheduled payments of interest on our indebtedness. We will need to materially reduce expenses, or raise additional funds through public or private debt or equity financing, or both, if the revenue and cash flow elements of our 2004 operating plan are not met. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current shareholders of the company will be reduced, and such equity securities may have rights, preferences or privileges senior to those of the holders of Class A Common Stock. If we need to seek additional financing to meet working capital requirements, there can be no assurance that additional financing will be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our business, operating results, financial condition and ability to continue operations will be materially adversely affected.

Recent losses; Fluctuations in operating results. We had a consolidated loss from operations of $2,601,800 for the fiscal year ending June 30, 2003, and a consolidated loss from operations of $6,011,200 for the fiscal year ending June 30, 2002. In addition, our quarterly operating results have fluctuated significantly in the past and could fluctuate significantly in the future. We anticipate our financial performance will be significantly impacted by our acquisition of the TSI RFID technology effective June 1, 2002. As a result, our past quarterly operating results should not be used to predict future performance.

Intellectual property. Our business strategy is to continue the growth of our data storage businesses and develop the TSI business opportunity. The long-term success of this strategy depends in part upon the TSI intellectual property acquired. Third parties may hold United States or foreign patents which may be asserted in the future against the TSI technology, and there is no assurance that any license that might be required under such patents could be obtained on commercially reasonable terms, or otherwise. Our competitors may also independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, there can be no assurance that we will be successful in doing so or that the steps taken by us in this regard will be adequate to deter infringement, misuse, misappropriation or independent third-party development of our technology or intellectual property rights or to prevent an unauthorized third party from copying or otherwise obtaining and using our products or technology. Litigation may also become necessary to defend or enforce our proprietary rights. Any of such events could have a material adverse effect on our business, operating results and financial condition.

Dependence on key personnel. Our performance is substantially dependent on the services and performance of our executive officers and key employees. The loss of the services of any of our executive officers or key employees could have a material adverse effect on our business, operating results and financial condition. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations and managerial personnel. None of our executive officers are bound by an employment agreement or covered by key-man insurance.

Competition. Although early in the market development cycle, the TSI business/technology has no current, identified direct competitors. However, it can be expected that if, and to the extent that, the demand for the TSI technology increases, the number of competitors will likely increase. Increasing competition could adversely affect the amount of new business we are able to attract, the rates we are able to charge for our services and/or products, or both.

Relative to our data storage businesses, we operate in a very competitive environment, competing against numerous other companies, many of whom have greater financial resources and market position than we do.

Possible exercise and issuance of options and warrants may dilute interest of shareholders. As of the date of this prospectus, options to purchase 6,821,250 shares of our Class A Common Stock were outstanding, and the weighted average exercise price of such options was $0.84. Additionally, warrants to purchase 6,009,426 shares of our Class A Common Stock were outstanding, and the weighted average exercise price of such warrants was $0.76. To the extent that any stock options currently outstanding or granted in the future are exercised, dilution to the interests of our shareholders may occur.

Possible de-listing of our stock on NASDAQ. Our Class A Common Stock currently trades on the NASDAQ SmallCap Market under the symbol "ALAN." However, there can be no assurance that an active trading market in our Class A Common Stock will be available at any particular future time.

We had previously received notice from NASDAQ that our stock price did not meet the NASDAQ listing eligibility requirement of a minimum closing bid price of $1.00. However, on December 4, 2003, we received notification from NASDAQ that our stock had demonstrated a closing bid price of at least $1.00 per share for ten consecutive trading days and was therefore determined to be in compliance with all of NASDAQ's listing requirements. The NASDAQ Listing Qualifications Panel determined to continue the listing of the Company's securities on the NASDAQ Small Cap Market and closed their hearing file.

While the Company realizes that any future delisting action relating to a minimum bid price requirement may adversely affect the price and liquidity of our Common Stock, we currently have a proposal pending that will be voted upon by our shareholders at our Annual Meeting of Shareholders scheduled for December 22, 2003 authorizing a reverse split to be effected only if necessary to maintain our NASDAQ listing. Should this proposal be accepted by our Shareholders, this authorization will allow our Board of Directors to effect up to a one for ten reverse split if it becomes necessary to maintain our NASDAQ listing. This authorization would remain in effect until December 31, 2006.

Payment of dividends. We do not anticipate that we will pay cash dividends on our Class A Common Stock in the foreseeable future. The payment of dividends by us will depend on our earnings, financial condition, and such other factors, as our Board of Directors may consider relevant. We currently plan to retain earnings to provide for the development of our business.

Our articles of incorporation and Arizona law may have the effect of making it more expensive or more difficult for a third party to acquire, or to acquire control, of us. Our articles of incorporation make it possible for our Board of Directors to issue preferred stock with voting or other rights that could impede the success of any attempt to change control of us. Arizona law prohibits a publicly held Arizona corporation from engaging in certain business combinations with certain persons, who acquire our securities with the intent of engaging in a business combination, unless the proposed transaction is approved in a prescribed manner. This provision has the effect of discouraging transactions not approved by our Board of Directors as required by the statute which may discourage third parties from attempting to acquire us or to acquire control of us even if the attempt would result in a premium over market price for the shares of common stock held by our stockholders.

The market price of our Class A Common Stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

The market price of our Class A Common Stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

o    progress of our products through development and marketing;

o announcements of technological innovations or new products by us or our competitors;

o government regulatory action affecting our products or competitors' products in both the United States and foreign countries;

o    developments or disputes concerning patent or proprietary rights;

o    actual or anticipated fluctuations in our operating results;

o    the loss of key management or technical personnel;

o    the loss of major customers or suppliers;

o    the outcome of any future litigation;

o    changes in our financial estimates by securities analysts;

o    general market  conditions  for emerging  growth and technology companies;

o    broad market fluctuations;

o    recovery from natural disasters; and

o    economic conditions in the United States or abroad.



Future sales of our Class A Common Stock in the public market could adversely affect our stock price and our ability to raise funds in new equity offerings. We cannot predict the effect, if any, that future sales of shares of our common stock or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock will have on the market price of our common stock prevailing from time to time. For example, the availability of the shares covered by this S-3 registration statement for sale, or of common stock by our existing stockholders under Rule 144, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could materially impair our future ability to raise capital through an offering of equity securities.

                       SAFE HARBOR STATEMENTS UNDER THE PRIVATE
                       SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus includes "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The safe harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933 apply to forward-looking statements made by us. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negatives or variations of these terms, and other comparable terminology. In addition, any statements discussing strategy that involve risks and uncertainties are forward-looking.

Forward-looking statements involve risks and uncertainties, including those risks and uncertainties identified in the section of this prospectus beginning on page 5 titled "Risk Factors" and those risks and uncertainties identified elsewhere in, or incorporated by reference into, this prospectus. Due to these risks and uncertainties, the actual results that we achieve may differ materially from these forward-looking statements. These forward-looking statements are based on current expectations. In preparing this prospectus, we have made a number of assumptions and projections about the future of our business. These assumptions and projections could be wrong for several reasons including, but not limited to, those factors identified in the "Risk Factors" section.

You are urged to carefully review and consider the various disclosures that we make in this prospectus, any subsequent prospectus supplements and in our other reports filed with the SEC. These disclosures attempt to advise interested parties of the risk factors that may affect our business.

                     ISSUANCE OF SECURITIES TO SELLING SHAREHOLDERS

The Class A Common Stock subject to this prospectus may be issued by us to the selling shareholders pursuant to a private offering of Convertible Preferred Stock and Warrants to purchase Class A Common Stock completed in July 2003. We agreed in this transaction to file a registration statement, of which this prospectus is a part, to register the resale of the securities to be issued by us upon conversion of the Series A Convertible Preferred Stock or exercise of the Warrants in the transaction. All of the shares of Class A Common Stock covered by this prospectus are "restricted securities" under the Securities Act prior to this registration. The transaction under which the securities were issued is described in the following paragraph.

The transaction involved the issuance by us of our Series A Convertible Preferred Stock which is convertible, at the option of the holder, into three shares of our Class A Common Stock, and Warrants to purchase additional shares of Class A Common Stock, to accredited investors through a private offering in June and July of 2003. The offering was comprised of units sold at a price of $0.50 per unit plus two existing shares of outstanding Class A Common Stock, with each unit consisting of one share of Series A Convertible Preferred Stock and a 5-year warrant to purchase one share of Class A Common Stock at an exercise price of $0.50 per share. A total of 2,509,426 units were issued, resulting in the investors having the right to convert the 2,509,426 shares of Preferred Stock purchased into a total of 7,528,278 shares of Class A Common Stock and to exercise the Warrants received for an additional 2,509,426 shares of Class A Common Stock. This prospectus includes all 10,037,704 shares of Class A Common Stock issuable by us upon conversion of the Series A Preferred Stock or exercise of the Warrants issued in the private offering.

The following paragraphs describe in more detail the Series A Preferred Stock and Warrants that were sold by the Company:

Series A Preferred Stock

          The Company is authorized to issue 25,000,000 shares of Preferred Stock, 5,000,000 of which shares have been designated by the Company's Board of Directors as the Series A Convertible Preferred Stock (the "Series A Preferred Stock"). Prior to the offering no shares of Preferred Stock were outstanding.

         Liquidation Preference

         Subject to the prior rights of the the Company's existing Series B Preferred Stock, holders of Series A Preferred Stock will, upon liquidation, dissolution, or winding up of the Company, receive $1.50 per share, plus accrued and unpaid dividends prior to any liquidation distribution to holders of Common Stock or, if assets are insufficient to make such payment in full, a ratable distribution per share of the available assets of the Company. The assets of the Company remaining after payment of the Series A Preferred Stock liquidation preference, if any, will be distributed pro rata to the holders of Common Stock.

         Redemption

         Unless previously converted to Common Stock, the Series A Preferred Stock will be redeemable, in whole or in part, at the option of the Company on or after the average NASDAQ closing market price for the Company's Class A Common Stock for ten (10) consecutive trading days equals $2.00 per share at a price equal to $1.50 per share, plus accrued and unpaid dividends.

          Conversion Rights

          Each share of Series A Preferred Stock is convertible at any time, at the option of the holder, unless previously redeemed, into three shares of Common Stock, subject to adjustment in the event of a stock split, stock dividend, share combination, or certain similar events which have a dilutive effect on the Common Stock issuable upon conversion of the Series A Preferred Stock.

         Dividends

         The holders of the Series A Preferred Stock will be entitled to receive cumulative cash, or at the option of the holder, in kind dividends when and as declared by the Company's Board of Directors, out of funds legally available therefor, at a rate equal to 12% per annum accruing from the date of first issuance, payable semi-annually in arrears on the 10th day of each January and July, commencing January 10, 2004, and if such date is not a business day, on the next succeeding business day. In the event the Company is unable to declare a dividend payable fully in cash and the Holders of seventy-five (75%) percent of all outstanding shares of Series A Convertible Preferred Stock agree in writing, then some or all of the dividend, as set forth in the agreement, shall be paid to all holders of the Series A Convertible Preferred Stock in kind.

         Voting Rights

         The holders of shares of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon matters submitted to shareholders for a vote, in the same manner and with the same effect as the holders of shares of Common Stock, voting together with the holders of Common Stock as a single class to the extent permitted by law. Holders of Preferred Stock shall have that number of votes equal to the number of shares of Common Stock into which the Preferred Stock is convertible, as adjusted under certain circumstances. The holders of the Preferred Stock will also have the right to vote in connection with actions which adversely affect the rights or preferences of the Series A Preferred Stock.

Warrants

         Each Unit of the offering included one (1) Warrant to purchase one share of the Company's Class A Common Stock.

         Exercise

         Each Warrant will be exercisable to purchase one share of Common Stock at a per share price of $0.50 until June 30, 2008 (the "Warrant Expiration Date"). The exercise price is subject to adjustment in the event of stock splits, dividends or combinations. The Warrants will be exercisable according to the terms set forth in the Warrant Agreement until 5:00 p.m. Phoenix, Arizona time, on the Warrant Expiration Date. No fractional shares will be issued upon the exercise of the Warrants.

        A Warrant may be exercised upon surrender of the Warrant certificate on or prior to its expiration date, subject to certain restrictions, at the offices of the Company, with the "Purchase Form" attached to the applicable Warrant complete and executed as indicated, accompanied by payment of the full exercise price (by certified or bank check payable to the order of the Company) for the number of shares with respect to which the Warrant is being exercised.

         The Company has authorized and reserved for issuance the shares of Common Stock issuable upon exercise of the Warrants. There are no provisions for cashless exercise of the Warrants in the Warrant Agreements and the Company has made no provisions for cashless exercise of the Warrants.

         Redemption

         The Warrants are subject to redemption at the option of the Company. The Company may redeem any Warrant at a price of $0.01 per Warrant at any time prior to the exercise of such Warrant, after the closing price of the Common Stock has exceeded $1.50 for 10 consecutive trading days prior to the issuance of the notice of redemption.


                                 USE OF PROCEEDS


All of the shares of Class A Common Stock being offered under this prospectus are offered by the selling shareholders, which term includes their transferees, pledgees or donees or other successors in interest. The proceeds from the sale of the Class A Common Stock are solely for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sale of Class A Common Stock by the selling shareholders. However, if shares to be sold by the selling shareholders are first to be acquired by them through exercise of warrants to purchase shares of Class A Common Stock as described in the previous section (See "Issuance of Securities to Selling Shareholders"), then we would have received the proceeds required for the exercise of the warrants previously, or contemporaneously to the selling shareholders' sale of such stock.

                              PLAN OF DISTRIBUTION

The shares of Class A Common Stock covered by this prospectus and, if applicable, any prospectus supplements may be offered and sold from time to time in one or more transactions by the selling stockholders, which term includes their transferees, pledgees or donees or other successors in interest. These transactions may involve crosses or block transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of Class A Common Stock may be sold by one or more of the following means of distribution:

o on any of the U.S. securities exchanges or quotation services where shares of our common stock are listed or quoted at the time of sale, including NASDAQ where our common stock is listed as of the date of this prospectus;

o    in the over-the-counter market in accordance with the rules of NASDAQ;

o in transactions otherwise than on the exchanges or services or in the over-the-counter market described above;

o    in negotiated transactions or otherwise;

o through the writing of options, whether the options are listed on an options exchange or otherwise;

o in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

o through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

o a block trade in which the broker-dealer so engaged will attempt to sell shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

o    short sales;

o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

o    a combination of any of the above transactions; or

o    any other method permitted pursuant to applicable law.

The selling stockholders may also transfer the shares by gift. We do not know of any arrangements by the selling stockholders for the sale of any of the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers or agents to participate. The selling stockholders and any broker-dealers or agents who participate in the distribution of these shares may be deemed to be "underwriters" under the Securities Act and any discount, commission, concession or profits received by these persons might be deemed to be an underwriting discount or commission under the Securities Act. The selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at varying prices at the time of sale, at negotiated prices or at fixed prices. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares of common stock to be made directly or through agents.

The selling stockholders may sell their shares directly to purchasers or may use broker-dealers or agents to sell their shares. Broker-dealers or agents who sell the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or they may receive compensation from purchasers of the shares for whom they acted as agents or to whom they sold the shares as principal, or both.

Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share. To the extent that these broker-dealers are unable to do so acting as agent for the selling stockholders, they may purchase as principals any unsold shares at the price required to fulfill the broker-dealers' commitment to the selling stockholders. Broker-dealers who acquire shares as principals may thereafter resell these shares from time to time in transactions on any of the U.S. securities exchanges or quotation services where our common stock is listed or quoted, in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale or otherwise. These transactions may involve crosses and block transactions and may involve sales to and through other broker-dealers, including transactions of the nature described above. Moreover, these transactions may be at market prices prevailing at the time of sale or at negotiated prices and, in connection with these resales, these broker-dealers may pay to or receive from the purchasers of these shares commissions computed as described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by it or them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when the selling stockholder takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into options or other transactions with broker-dealers or other financial institutions that involve the delivery of the shares offered hereby to the broker-dealers or other financial institutions, who may then resell or otherwise transfer those shares pursuant to this prospectus. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer, and the broker-dealer may sell the loaned shares offered hereby pursuant to this prospectus or upon a default may sell or otherwise transfer the pledged shares offered hereby pursuant to this prospectus.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. In addition, under the securities laws of certain states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers.

We have agreed to indemnify the selling stockholders, each of their officers, directors and partners and each person controlling such selling stockholders (within the meaning of Section 15 of the Securities Act) against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us, each of our officers and directors and each person controlling us (within the meaning of Section 15 of the Securities
Act) against certain liabilities, including liabilities under the Securities
Act.

We have agreed to maintain the effectiveness of the registration statement until the time that all of the shares of common stock covered by this registration statement are sold in accordance with the intended plan of distribution set forth in this prospectus.

We will pay all fees and expenses incurred in connection with preparing and filing the registration statement, any amendments to the registration statement, this prospectus and any prospectus supplements. The selling stockholders will pay any legal fees of the selling stockholders, broker's fees or commissions and similar selling expenses, if any, attributable in connection with the sale of common stock, including stock transfer taxes due or payable in connection with the sale of the shares.

We may suspend the effectiveness of the registration statement and, upon receipt of written notice from us, the selling stockholders shall cease using this prospectus if at any time we determine, in our reasonable judgment and in good faith, that sales of shares of common stock pursuant to the registration statement or this prospectus would require public disclosure by us of material nonpublic information that is not included in the registration statement and that immediate disclosure of such information would be detrimental to us.

If we suspend the effectiveness of the registration statement, we shall use our reasonable best efforts to amend the registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow any proposed sales by the selling stockholders to take place as promptly as possible, subject, however, to our right to delay further sales of shares of common stock until the conditions or circumstances referred to above have ceased to exist or have been disclosed. We agreed with the selling stockholders that our right to delay sales of shares of common stock held by the selling stockholders will not be exercised by us more than twice in any twelve month period and will not exceed 60 days as to any single delay in any twelve month period.

We cannot assure you that the selling stockholders will sell all or any of the common stock offered under the registration statement or any amendment of it.

                              SELLING STOCKHOLDERS

The following table sets forth certain information, received through September 30, 2003, with respect to the number of shares of our Class A Common Stock beneficially owned by each selling stockholder. The information set forth below is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. The selling stockholders and holders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares.

Except as otherwise described below, no selling stockholder, to our knowledge, held beneficially one percent or more of our outstanding Class A Common Stock as of the date of this prospectus. Because the selling stockholders may offer all, some or none of the shares of our Class A Common Stock listed below, no estimate can be given as to the amount or percentage of our Class A Common Stock that will be held by the selling stockholders upon termination of any of the sales.

Except as indicated below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities or the securities of our predecessors. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

The shares of Class A Common Stock offered by this prospectus may be offered from time to time by the selling stockholders named below:


                                                               SHARES OF CLASS A COMMON STOCK
                                                                OFFERED BY THIS PROSPECTUS

                                            SHARES OF CLASS
                                            A COMMON STOCK     Shares        Shares
NAMES AND ADDRESSES OF THE SELLING           BENEFICIALLY    Available by    Available
STOCKHOLDERS                                OWNED PRIOR TO   Conversion of  By Exercise    Total
                                            THE OFFERING(1) Preferred Stock of Warrants    Shares

Anderson Family Trust (2)
FBO Donald E. and Rebecca E. Anderson          4,460,644     1,344,483       448,161      1,792,644
11804 N. Sundown Drive
Scottsdale, AZ  85260

Programmed Land, Inc. (3)
9414 E. San Salvador Dr., Suite 99             1,840,000     1,080,000       360,000      1,440,000
Scottsdale, AZ 85258

David J. & Julie R. Dickerson (4)
11804 N. Sundown Drive                          230,000       135,000        45,000        180,000
Scottsdale, AZ  85260

Paul D. Anderson (5)
9715 N. 94th Place #112                         230,000       135,000        45,000        180,000
Scottsdale, AZ  85258

David P. & Heidi J. Anderson (6)
4620 N. 68th Street #164                        230,000       135,000        45,000        180,000
Scottsdale, AZ  85251

Heartland Systems Co. (7)
939 Office Park Road, Suite 120                1,180,000      720,000        240,000       960,000
West Des Moines, IA  50265

The Rhino Fund LLLP (8)
32065 Castle Court, Suite 700                  1,305,000      795,000        265,000      1,060,000
Evergreen, CO  80439

Robert R. Kauffman (9)
15575 N. 83rd Way, Suite 3                     3,452,000     1,050,000       350,000      1,400,000
Scottsdale, AZ 85260

Paine Webber (9)
c/f  Robert R. Kauffman IRA                     665,000       450,000        150,000       600,000
15575 N. 83rd Way, Suite 3
Scottsdale, AZ 85260

Harold S. Carpenter (10)
939 Office Park Road, Suite 120                 946,541       525,000        175,000       700,000
West Des Moines, IA  50265

James T. Hecker (11)
32065 Castle Court, Suite 100                   164,357        18,000         6,000        24,000
Evergreen, CO  80439

                                       15

James T. Hecker  IRA (11)
32065 Castle Court, Suite 100                    61,536        45,000        15,000        60,000
Evergreen, CO  80439

John A. Carlson (12)
15575 N. 83rd Way, Suite 3                     1,093,144      244,500        81,500        326,000
Scottsdale, AZ 85260

John A. Carlson IRA (12)
15575 N. 83rd Way, Suite 3                       74,814        55,500        18,500        74,000
Scottsdale, AZ 85260

Thomas C. LaVoy (13)
29555 N. 69th Place                             282,460       105,795        35,265        141,060
Scottsdale, AZ 85262

Steven P. Oman (14)
10446 N. 74th Street, Suite 130                 205,000        30,000        10,000        40,000
Scottsdale, AZ 85258

Lincoln Trust Co. (15)
C/F Greg E. Oester                             1,063,232       30,000        10,000        40,000
11878 N. 114th Way
Scottsdale, AZ 85259

Thomas E. Burns III, Inc. Employee Bene Tr
dtd 8-1-83 (16)                                  82,548        61,911        20,637        82,548
25097 Champlain Road
Laguna Hills, CA 92653

Thomas E. Burns, III  (16)
Revocable Living Trust dtd 9-26-98              127,452        88,089        29,363        117,452
25097 Champlain Road
Laguna Hills, CA 92653

Gary L. McDaniel & Virginia L. McDaniel
1991 Living Trust (17)                          840,000       480,000        160,000       640,000
500 N Rainbow Blvd., Suite 300                             ----------     ----------    ----------
Las Vegas, NV 89107

TOTALS                                                      7,528,278      2,509,426    10,037,704
                                                            =========     ==========    ==========

---------------------------------

(1) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of the date set forth in the applicable footnote through the conversion of a security or the exercise of any stock option or other right. Percentage ownership indicated in the footnotes below is based on 15,249,400 shares of our Class A Common Stock outstanding as of September 29, 2003.

(2) Donald E. and Rebecca E Anderson have beneficial ownership of 25.83% of the Company. The shares shown include shares owned by Programmed Land, Inc., which are also offered under this prospectus and are beneficially owned by the Andersons. Mr. Anderson is a director of the Company.

(3) Donald E. and Rebecca E. Anderson have beneficial ownership of all of the outstanding shares of Programmed Land, Inc., and therefore are the beneficial owners of these shares. See footnote 2 above.

(4) David and Julie Dickerson are the beneficial owners of 1.50% of the Company's Class A Common Stock.

(5) Paul Anderson is the beneficial owner of 1.50% of the Company's Class A Common Stock.

(6) David and Heidi Anderson are the beneficial owners of 1.50% of the Company's Class A Common Stock.

(7) Heartland Systems Co. is the beneficial owner of 7.51% of the Company's Class A Common Stock. Leanna Hansch, Treasurer, holds voting and dispositive powers over the shares of the Company's stock owned by Heartland Systems Co.

(8) The Rhino Fund, LLLP beneficially owns 8.28% of the Company's Class A Common Stock. MacDonald Hawley, president of Rhino Capital, Inc, the fund manager, holds voting and dispositive powers over the shares of the Company's stock owned by The Rhino Fund, LLLP.

(9) Robert R. Kauffman is the beneficial owner of these shares, as well as the beneficial owner of shares held by his IRA, which are also offered under this prospectus. Mr. Kauffman is the Chief Executive Officer and a director of the Company. Mr. Kauffman has beneficial ownership of 23.19% of the Company. In addition to these shares, Mr. Kauffman also beneficially owns shares of Technology Systems International, Inc. of Nevada (TSIN), a corporation that currently holds 6,000,000 shares of Alanco stock received when Alanco acquired the TSIN operations in June 2002. If TSIN distributes the 6,000,000 shares of Alanco common stock to TSIN shareholders on a proportionate basis, Mr. Kauffman could acquire up to approximately 118,700 shares of Alanco common stock, thereby increasing his percentage of total stock and options owned to approximately 23.86%.

(10) Harold S. Carpenter is a director of the Company and is the beneficial owner of 6.04% of the Company's Class A Common Stock. Mr. Carpenter is an officer of Heartland Systems Co., whose shares are also offered under this prospectus; however, Mr. Carpenter disclaims beneficial ownership of the Heartland Systems Co. shares.

(11) James T. Hecker is the beneficial owner of these shares, as well as the beneficial owner of shares held by his IRA, which are also offered under this prospectus. Mr. Hecker is a director of the Company, and has beneficial ownership of 1.47% of the Company. Mr. Hecker is the treasurer and general counsel for Rhino Capital Incorporated, which controls The Rhino Fund, whose shares are also offered under this prospectus; however, Mr. Hecker disclaims beneficial ownership of The Rhino Fund shares.

(12) John A. Carlson is the beneficial owner of these shares, as well as the beneficial owner of shares held by his IRA, which are also offered under this prospectus. Mr. Carlson is the Chief Financial Officer and a director of the Company. Mr. Carlson has beneficial ownership of 7.25% of the Company.

(13) Thomas C. LaVoy is a director of the Company and has a beneficial ownershi of 1.83% of the Company.

(14) Steven P. Oman is a director of the Company and has a beneficial ownership of 1.33% of the Company.

(15) Greg M. Oester, who is an officer of the Company's wholly owned subsidiary, Technology Systems International, Inc., has beneficial ownership of 6.54% of the Company. In addition to these shares, Mr. Oester also beneficially owns shares of Technology Systems International, Inc. of Nevada (TSIN), a corporation that currently holds 6,000,000 shares of Alanco stock received when Alanco acquired the TSIN operations in June 2002. If TSIN distributes the 6,000,000 shares of Alanco common stock to TSIN shareholders on a proportionate basis, Mr. Oester could acquire up to approximately 70,000 shares of Alanco common stock, thereby increasing his percentage of total stock and options owned to approximately 6.97%.

(16) Thomas E. Burns is the beneficial owner of these shares, as well as the beneficial owner of shares held by his IRA, which are also offered under this prospectus. Mr. Burns has beneficial ownership of 1.37% of the Company.

(17) Gary and Virginia McDaniel are the beneficial owners of these shares. The McDaniels have beneficial ownership of 5.38% of the Company.

                            DESCRIPTION OF SECURITIES

Our authorized capital consists of 75,000,000 shares of Class A Common Stock, 25,000,000 shares of Class B Common Stock, and 25,000,000 shares of preferred stock. The preferred stock is issuable in series with such designation, preferences, voting rights, privileges, and other restrictions and qualifications as our Board of Directors may establish in accordance with Arizona law. There were 15,249,400 shares of Class A Common Stock outstanding, and no shares of Class B Common Stock issued and outstanding as of September 29, 2003. There were 2,509,425 shares of Series A Convertible Preferred Stock outstanding and 55,865 shares of Series B Convertible Preferred Stock outstanding as of September 29, 2003. There were no other shares of preferred stock outstanding at September 29, 2003. Shares of the Series A Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of three shares of Class A Common Stock for every one share of Series A Convertible Preferred Stock. Shares of the Series B Convertible Preferred Stock are convertible into shares of Class A Common Stock at a rate of thirteen shares of Class A Common Stock for every one share of Series B Convertible Preferred Stock. As of September 29, 2003, options to purchase 6,821,250 shares of Class A Common Stock were outstanding, and the weighted average exercise price of such options was $0.84. In addition, as of September 29, 2003, the Company had 6,009,426 warrants to purchase Class A Common Stock outstanding, and the weighted average exercise price of such warrants was $0.76. Our Class A Common Stock is traded on the NASDAQ SmallCap Market under the symbol "ALAN". No other securities of the Company are currently traded on any market.

Common Stock

Holders of shares of our Class A Common Stock are entitled to one vote per share on all matters to be voted on by our shareholders. Holders of shares of Class B Common Stock are entitled to one-one hundredth of one vote per share of Class B Common Stock on all matters to be voted on by our shareholders. Our Class A Common Stock and our Class B Common Stock have cumulative voting rights with respect to the election of directors. Our bylaws require that only a majority of the issued and outstanding voting shares of common stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

Subject to the dividend rights of the holders of preferred stock, if applicable, holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available.

Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any of our senior securities, including preferred stock, our assets will be divided pro rata on a per share basis among the holders of the shares of common stock. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized to issue preferred stock in one or more series and denominations and to fix the rights, preferences, privileges, and restrictions, including dividend, conversion, voting, redemption, liquidation rights or preferences, and the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock.

Our Board of Directors has previously authorized the issuance of a series of preferred stock referred to as Series B Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series B Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series B Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series B Convertible Preferred Stock if we want to authorize any reclassification of the Series B Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series B Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series B Convertible Preferred Stock as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series B Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series B Convertible Preferred Stock shall have voting rights as if converted into Class A Common Stock.

Our Board of Directors has also authorized the issuance of a series of preferred stock referred to as Series A Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series A Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series A Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series A Convertible Preferred Stock if we want to authorize any reclassification of the Series A Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series A Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series A Convertible Preferred Stock (other than the existing Series B Convertible Preferred Stock) as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series A Convertible Preferred Stock's rights to dividends or distribution on liquidation. The Series A Convertible Preferred Stock shall have voting rights as if converted into Class A Common Stock.

Arizona Corporate Takeover Act and Certain Charter Provisions

We are subject to the provisions of the Arizona Corporate Takeover Act. The Arizona Corporate Takeover Act and certain provisions of our articles of incorporation and bylaws, as summarized in the following paragraphs, may have the effect of discouraging, delaying, or preventing hostile takeovers (including those that might result in a premium over the market price of our common stock), or discouraging, delaying, or preventing changes in control or management of our company.

Arizona Corporate Takeover Act

Article 1 of the Arizona Corporate Takeover Act is intended to restrict "greenmail" attempts by prohibiting us from purchasing any shares of our capital stock from any beneficial owner of more than 5% of the voting power of our company at a per share price in excess of the average market price during the 30 trading days prior to the purchase, unless

o the 5% owner has beneficially owned the shares to be purchased for a period of at least three years prior to the purchase;

o a majority of our shareholders (excluding the 5% owner, its affiliates or associates, and any officer or director of our company) approves the purchase; or

o    we make the offer available to all holders of shares of our capital stock.

Article 2 of the Arizona Corporate Takeover Act is intended to discourage the direct or indirect acquisition by any person of beneficial ownership of our shares (other than an acquisition of shares from us) that would constitute a control share acquisition. A "control share acquisition" is defined as an acquisition of shares by any person, when added to other shares of our company beneficially owned by such person, immediately after the acquisition entitles such person to exercise or direct the exercise of

o    at least 20% but less than 33 1/3%;

o    at least 33 1/3% but less than or equal to 50%; or

o    more than 50% of the voting power of our capital stock.

The Arizona Corporate Takeover Act (1) gives our shareholders other than any person that makes or proposes to make a control share acquisition or our company's directors and officers the right to limit the voting power of the shares acquired by the acquiring person that exceed the threshold voting ranges described above, other than in the election of directors, and (2) gives us the right to redeem such shares from the acquiring person at a price equal to their fair market value under certain circumstances.

Article 3 of the Arizona Corporate Takeover Act is intended to discourage us from entering into certain mergers, consolidations, share exchanges, sales or other dispositions of our assets, liquidation or dissolution of our company, reclassification of securities, stock dividends, stock splits, or other distribution of shares, and certain other transactions with any interested shareholder (as defined in the takeover act) or any of the interested shareholder's affiliates for a period of three years after the date that the interested shareholder first acquired the shares of common stock that qualify such person as an interested shareholder, unless either the business combination or the interested shareholder's acquisition of shares is approved by a committee of our Board of Directors (comprised of disinterested directors or other persons) prior to the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder. In addition,
Article 3 prohibits us from engaging in any business combination with an interested shareholder or any of the interested shareholder's affiliates after such three-year period unless:

o the business combination or acquisition of shares by the interested shareholder was approved by our Board of Directors prior to the date on which the interested shareholder acquired the shares that qualified such person as an interested shareholder;

o    the business combination is approved by our shareholders
     (excluding the interested person or any of its affiliates) at a meeting called after such three-year period; or

o    the business combination satisfies each of certain statutory requirements.

Article 3 defines an "interested shareholder" as any person (other than us and our subsidiaries) that either (a) beneficially owns 10% or more of the voting power of our outstanding shares, or (b) is an affiliate or associate of our company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of our outstanding shares.

Certain Charter Provisions

In addition to the provisions of the Arizona Corporate Takeover Act described above, our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and the rights of shareholders. These provisions include the following:

o the authority of our Board of Directors to fill vacancies on the Board of Directors;

o the authority of our Board of Directors to issue preferred stock in series with such voting rights and other powers as our Board of Directors may determine;

o a provision that, unless otherwise prohibited by law, special meetings of the shareholders may be called only by our Board of Directors, or by holders of not fewer than 10% of all shares entitled to vote at the meeting; and

o a provision for cumulative voting in the election of directors, pursuant to Arizona law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.

                                  LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the Class A Common Stock offered hereby will be passed upon by The Law Office of Steven P. Oman, P.C., Scottsdale, Arizona. Said firm, and Steven P. Oman, owned, as of the date of this prospectus, an aggregate of 205,000 shares of our Class A Common Stock on an as-converted basis. Additionally, Steven P. Oman, Esq. is a director of our company and serves as our general counsel.

Lawyers and employees of The Law Office of Steven P. Oman, P.C. and entities controlled by lawyers at The Law Office of Steven P. Oman, P.C. may engage in transactions in the open market or otherwise to purchase or sell our securities from time to time.

The Company is a party to litigation that relates to the acquisition in May 2002 of substantially all of the assets of Technology Systems International, Inc. and to litigation arising from an expired property lease between the Company's subsidiary, Arraid, Inc., and Arraid Property L.L.C. The actions are more fully described below:

On January 30, 2003, a suit was filed by Technology Systems International, Inc., a Nevada corporation ("TSIN") versus the Company, its wholly owned subsidiary, Technology Systems International, Inc., an Arizona corporation ("TSI"), and two of the directors of TSIN, including Robert Kauffman who is also the Chief Executive Officer of the Company. The venue for the action is the Arizona

Superior Court in and for Maricopa County, Arizona, as case number CV2003-001937. The complaint sets forth various allegations and seeks equitable remedies and damages arising out of the Company's acquisition of substantially all of the assets of TSIN. As stated in previous periodic reports filed by the Company with the SEC concerning this matter, the Company's management, in consultation with legal counsel, believes the plaintiff's claims are without merit and the Company will aggressively defend the action.

On July 18, 2003, Arraid Property L.L.C., an Arizona Limited Liability Company ("Arraid LLC"), filed a complaint in Superior Court, Arizona (case number CV 2003-13999) against the Company and its wholly owned subsidiary, Arraid, Inc., an Arizona corporation ("Arraid"), alleging breach of lease and unjust enrichment and seeking monetary damages. The suit relates to an expired lease agreement for property previously leased by Arraid. The Company has filed a counterclaim against Arraid LLC, and a third party complaint against John Dahl, Frank Meijers and Keith Blaich (all owners of Arraid LLC and previous employees of the Company) seeking monetary damages and alleging, among other things, excess billing and unjust enrichment. The Company's management, in consultation with legal counsel, believes the plaintiff's claims are without merit and the Company will aggressively defend the action and pursue the counterclaims and third party claims specified.

                                    EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2003 have been audited by Semple & Cooper, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                     WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 which was filed with the Securities and Exchange Commission. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                      INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus and any subsequent prospectus supplements, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. The information incorporated by reference is an important part of this prospectus and any subsequent prospectus supplements. Information that we file subsequently with the SEC, but prior to the termination of this offering, will automatically update this prospectus and any outstanding prospectus supplements and supersede this information. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

1. Our annual report on Form 10-KSB for the fiscal year ended June 30, 2003, including our audited consolidated financial statements for the fiscal year ended June 30, 2003 attached thereto, filed with the SEC on September 29, 2003, with an amended filing on September 30, 2003.

2. The description of our Class A Common Stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

3. Our Proxy Statement for our Annual Meeting of Shareholders to be held on November 22, 2002, filed with the SEC on October 16, 2002.

4. Our Form S-3 Registration Statement filed with the SEC on November 27, 2002.

5. Our Form S-8 Registration Statement filed with the SEC on January 22, 2003.

6. Our Form S-3 Registration Statement filed with the SEC on February 25, 2003.

7. Our Form 10-QSB for the quarter ended September 30, 2003 filed with the SEC on November 14, 2003, with an amended filing on November 18, 2003.

We also are incorporating by reference in this prospectus and any subsequent prospectus supplements all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of common stock. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplements as of the date of filing of such reports and documents.

Upon request, whether written or oral, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus or any prospectus supplements but not delivered with the prospectus or any subsequent prospectus supplements. You should direct any requests for this information to the office of the Secretary, at our principal executive offices, located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260. The telephone number at that address is (480) 607-1010.

Any statement contained in a document which is incorporated by reference in this prospectus or in any subsequent prospectus supplements will be modified or superseded for purposes of this prospectus or any subsequent prospectus supplements to the extent that a statement contained in this prospectus or incorporated by reference in this prospectus or in any prospectus supplements or in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus or in any subsequent prospectus supplements modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplements. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. The securities offered in this prospectus may only be offered in states where the offer is permitted, and we and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

                                    PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.


The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being registered. None of the following expenses will be borne by the selling stockholders unless specifically indicated below.

Registration fee                                     $      357

Printing expenses*                                   $      200

Accounting fees and expenses*                        $    1,000

Legal fees and expenses*                             $    1,000

Miscellaneous*                                       $      500

                                                    -----------
Total*                                               $    3,057

* Estimated

Item 15. Indemnification of Directors and Officers.

The General Corporation Law of the State of Arizona allows corporations to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner, trustee, or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan, unless it is established that:

o the act or omission was material to the matter giving rise to the proceeding and either was committed in bad faith or was the result of active and deliberate dishonesty;

o the person actually received an improper personal benefit in money, property or services; or

o in the case of any criminal proceeding, the person had reasonable cause to believe that the act or omission was unlawful.

Under Arizona law, indemnification may be provided against judgments, penalties, fines, settlements and reasonable expenses actually incurred by the person in connection with the proceeding. The indemnification may be provided, however, only if authorized for a specific proceeding after a determination has been made that indemnification is permissible under the circumstances because the person met the applicable standard of conduct. This determination is required to be made:

o by the Board of Directors by a majority vote of a quorum consisting of directors not, at the time, parties to the proceeding or, if a quorum cannot be obtained, then by a majority vote of a committee of the board consisting solely of two or more directors not, at the time, parties to the proceeding and who a majority of the Board of Directors designated to act in the matter;

o by special legal counsel selected by the board or board committee by the vote set forth above, o or, if such vote cannot be obtained, by a majority of the entire board; or

o    by the stockholders.

If the proceeding is one by or in the right of the corporation, indemnification may not be provided as to any proceeding in which the person is found liable to the corporation.

An Arizona corporation may pay, before final disposition, the expenses, including attorneys' fees, incurred by a director, officer, employee or agent in defending a proceeding. Under Arizona law, expenses may be advanced to a director or officer when the director or officer gives a written affirmation of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification and a written undertaking to the corporation to repay the amounts advanced if it is ultimately determined that he or she is not entitled to indemnification. Arizona law does not require that the undertaking be secured, and the undertaking may be accepted without reference to the financial ability of the director or officer to repay the advance. An Arizona corporation is required to indemnify any director who has been successful, on the merits or otherwise, in defense of a proceeding for reasonable expenses. The determination as to reasonableness of expenses is required to be made in the same manner as required for indemnification.

Under Arizona law, the indemnification and advancement of expenses provided by statute are not exclusive of any other rights to which a person who is not a director seeking indemnification or advancement of expenses may be entitled under any articles of incorporation, bylaw, agreement, vote of stockholders, vote of directors or otherwise.

Our bylaws provide that we shall indemnify each director, officer or employee

o to the fullest extent permitted by the General Corporation Law of the State of Arizona, or any similar provision or provisions of applicable law at the time in effect, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan; and

o to the fullest extent permitted by the common law and by any statutory provision other than the General Corporation Law of the State of Arizona in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was at any time a director, officer or employee of the corporation, or is or was at any time serving at the request of the corporation as a director, officer, or employee of another corporation, partnership, joint venture, trust, other enterprise or employee benefit plan.

Reasonable expenses incurred in defending any action, suit or proceeding described above shall be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director, officer or employee to repay such amount to the corporation if it shall ultimately be determined that he is not entitled to be indemnified by us.

In addition to the general indemnification described above, Arizona law permits corporations to include any provision expanding or limiting the liability of its directors and officers to the corporation or its stockholders for money damages, but may not include any provision that restricts or limits the liability of its directors or officers to the corporation or its stockholders:

o to the extent that it is proved that the person actually received an improper benefit or profit in money, property, or services for the amount of the benefit or profit in money, property or services actually received; or

o to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding in the proceeding that the person's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

We have adopted, in our articles of incorporation, a provision that eliminates and limits the personal liability of each of our directors and officers to the full extent permitted by the laws of the State of Arizona.

Item 16. Exhibits.

     EXHIBIT
     NUMBER      DESCRIPTION OF EXHIBIT
     4.1    Second  Restated  Articles of  Incorporation.  Exhibit 3.1 to the
            quarterly  report on Form 10-QSB for Alanco  Technologies,  Inc.
            for the quarter ended September 30, 2002 filed with the SEC on
            November 14, 2002 is incorporated by reference herein.

     4.2 Amended and Restated Bylaws. Exhibit 3.2 to the annual report on Form 10-KSB for Alanco Technologies, Inc. for the fiscal year ended June 30, 2002 filed with the SEC on September 30, 2002 is incorporated by reference herein.

     4.3 The Powers, Preferences, Rights and Limitations of the Series of the Preferred Stock of Alanco Technologies, Inc. Designated
            Series A Convertible Preferred Stock

     4.4    Alanco Technologies Warrant Agreement

     4.5    Declaration of Registration Rights

     4.6    Subscription Agreement

     5      Opinion of Law Office of Steven P. Oman, P.C.

    23.1    Consent of Law Office of Steven P. Oman, P.C. (included in
            Exhibit 5).

    23.2    Consent of Semple & Cooper, LLP, Independent Auditors.

    24.1 Power of Attorney. Located following signature page of this Registration Statement.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

     (A) To include any prospectus required by Section 10(a)(3) of the Securities Act;

     (B) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

     (C) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(A) and (1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of the registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.

(6) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on October 6, 2003.


                                          ALANCO TECHNOLOGIES, INC.
                                          an Arizona corporation


                                          By:   /s/ Robert R. Kauffman
                                                Robert R. Kauffman
                                                Chief Executive Officer
                                                (Principal Executive Officer)

POWER OF ATTORNEY

         KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below constitutes and appoints jointly and severally, Robert R. Kauffman and John A. Carlson, and each one of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including pre-effective and post-effective amendments) to this registration statement, and to sign any registration statement and amendments thereto for the same offering pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all which said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do, or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature                    Title                                            Date


/s/ Robert R. Kauffman       Chief Executive Officer (Principal Executive
----------------------       Officer), Director and Chairman of the Board     October 6, 2003
Robert R. Kauffman


/s/ John A. Carlson          Chief Financial Officer (Principal Financial
-------------------          Officer and Principal Accounting Officer) and    October 6, 2003
John A. Carlson              Director


/s/ Harold S. Carpenter
-----------------------
Harold S. Carpenter          Director                                         October 6, 2003

/s/ Donald E. Anderson
----------------------
Donald E. Anderson           Director                                         October 6, 2003

/s/ James T. Hecker
-------------------
James T. Hecker              Director                                         October 6, 2003


/s/ Thomas C. LaVoy
-------------------
Thomas C. LaVoy              Director                                         October 6, 2003

Steven P. Oman
------------------
Steven P. Oman               Director                                         October 6, 2003

                                                                    Exhibit 4.3


                  THE POWERS, PREFERENCES, RIGHTS AND LIMITATIONS
                       OF THE SERIES OF THE PREFERRED STOCK
                                        OF
                             ALANCO TECHNOLOGIES, INC.

                                    DESIGNATED
                       SERIES A CONVERTIBLE PREFERRED STOCK


         The series designated "Series A Convertible Preferred Stock" of the Company's Preferred Stock, to be issued as the Board of Directors may determine, shall have the following preferences, rights and limitations in addition to those applicable generally to the preferred stock of the Company:

1. Number of Authorized Shares in Series. There shall be a total of 5,000,000 authorized shares of Series B Convertible Preferred Stock.

2. Priority. The Series A Convertible Preferred Stock shall have a priority ranking superior to the Common Stock of the Company and all other series of Preferred Stock of the Company, except the Series B Convertible Preferred Stock of the Company which shall have a ranking superior to the Series A Convertible Preferred Stock, with respect to payment of dividends and upon dissolution, liquidation and winding-up of the Company.

3. Dividends. Holders of shares of Series A Convertible Preferred Stock shall be entitled to receive, when declared by the Board of Directors, out of funds and assets of the Company legally available therefore, an annual dividend (calculated on the basis of the redemption price of $1.50 per share of Series A Convertible Preferred Stock) of twelve (12%) percent per annum, payable semi-annually on or before January 20th and July 20 for six-month period ended December 31 and June 30, respectively, to stockholders of record on the respective record dates (which shall be the tenth day of the last month for the six-month period just ended. At the option of the Holder, any dividends on the Series A Convertible Preferred Stock may be paid either in cash or in kind and if paid in kind each share of Series A Convertible Preferred Stock to be received shall be valued at $1.50 per share for purposes of such dividend payment. No fractional shares shall be issued for dividends paid in kind and such dividends to be paid to any shareholder shall be rounded up to the next whole share of Series A Convertible Preferred Stock. Notwithstanding anything herein to the contrary, in the event the Company is unable to declare a dividend payable fully in cash and the Holders of seventy-five (75%) percent of all outstanding shares of Series A Convertible Preferred Stock agree in writing, then some or all of the dividend, as set forth in the agreement, shall be paid to all holders of the Series A Convertible Preferred Stock in kind. Dividends on each share of the Series A Convertible Preferred Stock shall accrue and be cumulative from the date of issue and shall be appropriately prorated with respect to the period between such date of issue and the first dividend payment date. Accumulations of unpaid dividends shall not bear interest.

         So long as any shares of Series A Convertible Preferred Stock are outstanding, the Company shall not declare and pay or set apart for payment any dividends or make any other distribution on the Common Stock and shall not redeem, retire, purchase or otherwise acquire, any shares of Common Stock or Preferred Stock ranking inferior to the Series A Convertible Preferred Stock, unless at the time of making such declaration, payment, distribution, redemption, retirement, purchase or acquisition dividends on all outstanding shares of Series A Convertible Preferred Stock for all past quarterly dividend periods shall have been paid or declared and sufficient funds set apart for the payment thereof.

4. Conversion. Each share of Series A Convertible Preferred Stock shall be convertible into three (3) shares of Class A Common Stock of the Company, without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, subject to readjustment as provided herein below. The right to convert any shares of Series A Convertible Preferred Stock called for redemption shall expire at the close of business on the redemption date thereof.

         The holder of a share or shares of Series A Convertible Preferred Stock may exercise the conversion rights by delivering to the Company during regular business hours, at the principal office of the Company, or at such other places as may be designated by the Company, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Company (if required by it), accompanied in any event by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Class A Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date". As promptly as practicable thereafter the Company shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Company, a certificate or certificates for the number of full shares of Class A Common Stock to which he is entitled and a check in respect of any fraction of shares provided below. The person in whose name the certificate or certificates for Class A Common Stock are to be issued shall be deemed to have become a holder of Class A Common Stock of record on the Conversion Date unless the transfer books of the Company are closed on that date, in which event he shall be deemed to have become a holder of Class A Common Stock of Record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the Conversion Date.

         The issuance of Class A Common Stock on conversion of Series A Convertible Preferred Stock shall be without charge to the converting holder of Series A Convertible Preferred Stock for any fee, expense or tax in respect of the issuance therefore, but the Company shall not be required to pay any fee, expense or tax which may be payable with respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Company of the shares of Series A Convertible Preferred Stock converted, and the Company shall not, in any such case, be required to issue or deliver any certificate for shares of Class A Common Stock unless and until the person requesting the issuance thereof shall have paid to the Company the amount of such fee, expense or tax or shall have established to the satisfaction of the Company that such fee, expense or tax has been paid.

         The number of shares of Class A Common Stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall be subject to adjustment from time to time upon the happening of certain events as follows:

         (i) Merger, Sale of Assets, Consolidation. If the Company at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other entity, the Series A Convertible Preferred Stock shall thereafter evidence the right to be converted into capital stock in such number and kind of securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of the Series A Convertible Preferred Stock shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

         (ii) Reclassification. If the Company at any time shall, by subdivision, combination reclassification of securities or otherwise, change any of the securities then purchasable upon the exercise of the conversion right associated with the Series A Convertible Preferred Stock into the same or a different number of securities of any class or classes, the Series A Convertible Preferred Stock shall thereafter evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the conversion right immediately prior to such subdivision, combination, reclassification or other change. If shares of Class A Common Stock is subdivided or combined into a greater or smaller number of shares of Class A Common Stock, the number of shares of Class A Common Stock deliverable upon conversion of each share of Series A Convertible Preferred Stock shall be proportionately reduced or increased, as appropriate, by the ratio which the total number of shares of Class A Common Stock to be outstanding immediately after such event bears to the total number of shares of Class A Common Stock outstanding immediately prior to such event.

         Whenever any adjustment is required in the number of shares into which each share of the Series A Convertible Preferred Stock is convertible, the Company shall forthwith file a statement describing in reasonable detail the adjustment and the method of calculation used at the office or agency maintained for the purpose for conversion of the Series A Convertible Preferred Stock, and shall mail a copy thereof the holders of the Series A Convertible Preferred Stock.

         The Company shall at all times keep available for issue and delivery the full number of shares of Class A Common Stock into which all outstanding shares of Series A Convertible Preferred Stock are convertible.

         No certificate for a fraction of a share of Class A Common Stock shall be issued upon any conversion, but in lieu of any fractional share that would otherwise be required to be issued in accordance with the foregoing provisions, the Company shall make a cash payment for any such fractional share interest based upon a value for such Class A Common Stock equal to the average NASDAQ closing market price for ten (10) trading days prior to the conversion date.

5. Voting. The holders of shares of Series A Convertible Preferred Stock shall be entitled to notice of any stockholders' meeting and to vote upon matters submitted to shareholders for a vote, in the same manner and with the same effect as the holders of shares of Class A Common Stock, voting together with the holders of Class A Common Stock as a single class to the extent permitted by law. Holders of Series A Convertible Preferred Stock shall have that number of votes equal to the number of shares of Class A Common Stock into which such preferred stock is convertible, as adjusted from time to time pursuant to section 4 above.

         So long as any shares of the Series A Convertible Preferred Stock are outstanding, the Company shall not, without the affirmative vote or written consent of the holders of at least two thirds of the aggregate number of shares at the time outstanding of the Series A Convertible Preferred Stock:

          (i) authorize, create or increase any class of capital stock ranking equal or prior to the Series A Convertible Preferred Stock as to dividends or upon liquidation, dissolution or winding-up; or

          (ii) alter or change any of the powers, preferences or special rights given to the Series A Convertible Preferred Stock so as to affect the same adversely.

6. Redemption. The Company may, at the option of the Board of Directors, redeem all or any part of the outstanding Series A Convertible Preferred Stock at any time after the occurrence of both (i) December 31, 2004, and (ii) the average NASDAQ closing market price for the Company's Class A Common Stock for twenty
(20) consecutive trading days having a trading volume greater than 25,000 shares equals or exceeds $2.00 per share, at the redemption price equal to $1.50 per share of the Series A Convertible Preferred Stock to be redeemed, plus accrued unpaid dividends, if any, provided that notice of redemption is sent by certified mail to the holders of record of the Series A Convertible Preferred Stock to be redeemed at least thirty (30) days prior to the date of redemption specified in such notice, addressed to each such holder at his address as it appears in the records of the Company. In case of the redemption of a part only of the Series A Convertible Preferred Stock, the shares of such series to be redeemed shall be selected pro rata or by lot or in such other manner as the Board of Directors may determine. The Board of Directors shall have full power and authority to prescribed the manner in which and subject to the provisions and limitations herein contained, the terms and conditions upon which such stock shall be redeemed from time to time.

         On or after the redemption date each holder of shares of Series A Convertible Preferred Stock to be redeemed shall present and surrender his certificate or certificates for such shares to the Company and thereupon the redemption price of such shares shall be paid to or on the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In case less than all of the shares represented by any such certificates are redeemed, a new certificate shall be issued representing the unredeemed shares.

All rights arising under this Designation of Powers, Preferences, Rights and Limitations, other than the right to receive the redemption price, shall terminate upon the payment of good funds on or before the redemption date to the holder of the applicable shares. The Company may also deposit the aggregate redemption price payable with respect to the shares of Series A Convertible Preferred Stock to be redeemed (or the portion thereof not already paid in the redemption of such shares) (the "Redemption Deposit") with the Company's transfer agent or any bank or trust company in the United States named in the notice of redemption. Such deposits are to be payable in amounts as aforesaid to the respective orders of the holders of record of the shares of Series A Convertible Preferred Stock upon surrender of the certificates evidencing such shares as described above. From and after the making of the Redemption Deposit, all rights of the holders of the applicable shares arising under this Designation of Powers, Preferences, Rights and Limitations shall terminate, other than the right to receive from such transfer agent, bank or trust company, without interest, the moneys so deposited with it, and such shares shall not thereafter be transferred (except with the consent of the Company) on the books of the Company, and such shares shall not be deemed to be outstanding for any purpose whatsoever.

7. No Sinking Fund. The shares of the Series A Convertible Preferred Stock shall not be entitled to benefit of any sinking or purchase fund to be applied to the redemption or purchase of such stock.

8. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, holders of Series A Convertible Preferred Stock shall be entitled to be paid out of the assets of the Company available for distribution to its stockholders before any payment shall be made in respect of any class or series of stock which shall rank subordinate thereto as to assets the fixed sum of $1.50 for each share of Series A Convertible Preferred Stock held by them plus accrued and unpaid dividends, if any, thereon.

         If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, the assets of the Company available for distribution to its Series A Convertible Preferred Stock holders shall be insufficient to pay the holders of Series A Convertible Preferred Stock the full amount to which they are entitled hereunder, the holders of Series A Convertible Preferred Stock shall share ratably in any distribution of assets according to the respective amounts which would be payable in respect of the shares of Series A Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full. If upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company payments shall have been made to the holders of the Series A Convertible Preferred Stock of the full amount to which they shall respectively be entitled hereunder, such holders shall not be entitled to any further participation in the distribution of the remaining assets of the Company available for distribution to its stockholders.

         Neither the merger or consolidation of the Company into or with another corporation nor the merger or consolidation of any other corporation into or with the Company, nor the sale, transfer or lease of all or substantially all of the assets of the Company, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding-up of the Company.

9. Redeemed Shares. Shares of the Series A Convertible Preferred Stock redeemed or purchased by the Company or surrendered to the Company on the conversion thereof into shares of Class A Common Stock as herein above provided shall have the status of authorized and unissued shares of Series A Convertible Preferred Stock.

                                                                   Exhibit 4.4

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAW, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OR EXERCISED UNLESS
(i) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR (ii) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR TRANSFER.

AN INVESTMENT IN THESE SECURITIES INVOLVES A HIGH DEGREE OF RISK. SUBSCRIBERS MUST RELY ON THEIR OWN ANALYSIS OF THE INVESTMENT AND ASSESSMENT OF THE RISKS INVOLVED.


Warrant to Purchase
________ shares

                        WARRANT TO PURCHASE COMMON STOCK
                                       OF
                            ALANCO TECHNOLOGIES, INC.

         THIS CERTIFIES that ____________________________________ or any subsequent holder hereof in accordance with Section 9 ("Holder"), has the right to purchase from ALANCO TECHNOLOGIES, INC., an Arizona corporation (the "Company"), up to __________________ fully paid and nonassessable shares of the Company's Class A common stock ("Common Stock"), subject to adjustment as provided herein, at a price equal to the Exercise Price as defined in Section 3 below, at any time beginning on the Date of Issuance (as defined below) and ending at 5:00 p.m., Phoenix, Arizona time, on June 30, 2008 (the "Exercise Period").

         Holder agrees with the Company that this Warrant to Purchase Common Stock of Alanco Technologies, Inc. (this "Warrant") is issued and all rights hereunder shall be held subject to all of the conditions, limitations and provisions set forth herein.

         1. Date of Issuance.

            This Warrant shall be deemed to be issued on _____________, 2003. ("Date of Issuance").

         2. Exercise.

                  (a) Manner of Exercise. During the Exercise Period, this Warrant may be exercised as to all or any lesser number of full shares of Common Stock covered hereby upon surrender of this Warrant, with the Exercise Form attached hereto as Exhibit A (the "Exercise Form") duly completed and executed, together with the full Exercise Price (as defined below) for each share of Common Stock as to which this Warrant is exercised, at the office of the Company or at such other office or agency as the Company may designate in writing, (such surrender and payment of the Exercise Price hereinafter called the "Exercise of this Warrant").

                  (b) Date of Exercise. The "Date of Exercise" of the Warrant shall be defined as the date on which this Warrant is received by the Company, together with the full Exercise Price, in accordance with Section 2(a) above.

                  (c) Cancellation of Warrant. This Warrant shall be canceled upon the Exercise of this Warrant, and, as soon as practicable after the Date of Exercise, Holder shall be entitled to receive Common Stock for the number of shares purchased upon such Exercise of this Warrant, and if this Warrant is not exercised in full, Holder shall be entitled to receive a new Warrant (containing terms identical to this Warrant) representing any unexercised portion of this Warrant in addition to such Common Stock.

                  (d) Holder of Record. Each person in whose name any Warrant for shares of Common Stock is issued shall, for all purposes, be deemed to be the Holder of record of such shares on the Date of Exercise of this Warrant, irrespective of the date of delivery of the Common Stock purchased upon the Exercise of this Warrant. Nothing in this Warrant shall be construed as conferring upon Holder any rights as a stockholder of the Company.

         3. Payment of Warrant Exercise Price.

                  The Exercise Price shall equal $0.50 per share of Common Stock ("Exercise Price"), subject to adjustment in accordance with Section 6 hereof. Payment of the Exercise Price shall be made by cash, cashiers check or wire transfer.

         4. Redemption.

                  This Warrant shall be redeemable at the option of the Company at a price equal to: (i) $.01, multiplied by (ii) the number of Shares issuable upon the exercise of this Warrant upon occurance of the following described event. The Company may redeem the warrant upon 10 days' written notice to the Holder hereof, so long as the closing price quoted on the Nasdaq Small Cap Market, or if the Common Stock is not traded on the Nasdaq Small Cap Market, on any exchange or trading system on which the Common Stock is trading, is $1.50 or greater (as equitably adjusted for stock splits, dividends, combinations, mergers or other events as contemplated in Section 6 below) for ten (10) consecutive trading days prior to the date of the notice of redemption. If the Common Stock is/was not traded during the ten (10) trading days prior to the date of such notice, then the closing price for the last publicly traded day shall be deemed to be the closing price for any and all (if applicable) days during such ten (10) trading day period.

         5. Transfer and Registration.

                  (a) Transfer Rights. Subject to the provisions of Section 9 of this Warrant, this Warrant may be transferred on the books of the Company, in whole or in part, in person or by attorney, upon surrender of this Warrant properly completed and endorsed. This Warrant shall be canceled upon such surrender and, as soon as practicable thereafter, the person to whom such transfer is made shall be entitled to receive a new Warrant or Warrants as to the portion of this Warrant transferred, and Holder shall be entitled to receive a new Warrant as to the portion hereof retained.

                  (b) Registrable Securities. The Common Stock issuable upon the exercise of this Warrant constitutes "Registrable Securities" under the Registration Rights Agreement and, accordingly, has the benefit of the registration rights pursuant to that agreement.

         6. Adjustments to Exercise Price.

                  (a) Adjustment to Exercise Price Due to Stock Split, Stock Dividend, Etc. If, prior to the exercise in full of this Warrant the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, or other similar event, the Exercise Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a combination or reclassification of shares, or other similar event, the Exercise Price shall be proportionately increased.

                  (b) Adjustment Due to Merger, Consolidation, Etc. If, prior to the exercise in full of this Warrant, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of the same or another class or classes of stock or securities of the Company or another entity, then the Holders of this Warrant shall thereafter have the right to receive upon exercise of this Warrant, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon exercise, such stock, securities or other assets which the Holder would have been entitled to receive in such transaction had the Warrant been exercised immediately prior to such transaction, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for the adjustment of the Exercise Price) shall thereafter be applicable, as nearly as may be practicable in relation to any securities thereafter deliverable upon the exercise hereof.

                  (c) No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this
Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder.

                  (d) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the Exercise Price pursuant to this Section 6, the Company at its expense shall promptly compute such adjustment or readjustment in accordance with these terms and furnish to the Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of the Holder, furnish or cause to be furnished a like certificate setting forth (i) such adjustments and readjustments, (ii) the Exercise Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the exercise of this Warrant.

                  (e) Notices of Record Date. In the event of (i) any taking by the Company of a record date of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters) or other distribution, or (ii) any capital reorganization of the Company, any reclassification or recapitalization of the capital stock of the Company, any merger or consolidation of the Company, and any transfer of all or substantially all of the assets of the Company to any other Company, or any other entity or person, or any voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall mail to the Holder at least 10 days prior to the record date specified therein, a notice specifying (A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

         7. Fractional Interests.

                  No fractional shares or scrip representing fractional shares shall be issuable upon the Exercise of this Warrant, but on Exercise of this Warrant, Holder may purchase only a whole number of shares of Common Stock. If, on Exercise of this Warrant, Holder would be entitled to a fractional share of Common Stock or a right to acquire a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares issuable upon shall be the next higher number of shares.

         8. Reservation of Shares.

                  The Company shall at all times reserve for issuance such number of authorized and unissued shares of Common Stock (or other securities substituted therefor as herein above provided) as shall be sufficient for the Exercise of this Warrant and payment of the Exercise Price. The Company covenants and agrees that upon the Exercise of this Warrant, all shares of Common Stock issuable upon such exercise shall be duly and validly issued, fully paid, nonassessable and not subject to preemptive rights, rights of first refusal or similar rights of any person or entity.

         9. Restrictions on Transfer.

                  (a) Registration or Exemption Required. This Warrant has been issued in a transaction exempt from the registration requirements of the Securities Act by virtue of Regulation D and exempt from state registration under applicable state laws. The Warrant and the Common Stock issuable upon the Exercise of this Warrant may not be pledged, transferred, sold or assigned except pursuant to an effective registration statement or an exemption to the registration requirements of the Securities Act and applicable state laws.

                  (b) Assignment. If Holder can provide the Company with reasonably satisfactory evidence that the conditions of (a) above regarding registration or exemption have been satisfied, Holder may sell, transfer, assign, pledge or otherwise dispose of this Warrant, in whole or in part. Holder shall deliver a written notice to the Company, substantially in the form of the Assignment attached hereto as Exhibit B, indicating the person or persons to whom the Warrant shall be assigned and the respective number of warrants to be assigned to each assignee. The Company shall effect the assignment within ten days and shall deliver to the assignee(s) designated by Holder, a Warrant or Warrants of like tenor and terms for the appropriate number of shares.

         10. Benefit of this Warrant.

         Nothing in this Warrant shall be construed to confer upon any person other than the Company and Holder any legal or equitable right, remedy or claim under this Warrant, and this Warrant shall be for the sole and exclusive benefit of the Company and Holder.

         11. Applicable Law.

                  This Warrant is issued under and shall for all purposes be governed by and construed in accordance with the laws of the State of Arizona, without giving effect to the conflict of law provisions thereof.

         12. Loss of Warrant.

                  Upon receipt by the Company of evidence of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of indemnity or security reasonably satisfactory to the Company, and upon surrender and cancellation of this Warrant, if mutilated, the Company shall execute and deliver a new Warrant of like tenor and date.

         13. Notices or Demands.

                  All notices or other communications required or permitted pursuant to this Warrant shall be in writing and shall be deemed given to a party when (a) delivered by hand or by nationally recognized overnight courier service (costs prepaid); or (b) received or rejected by the addressee, if sent by certified mail, return receipt requested. Such notice or other communication shall be sent to the Company, Attention: Chief Financial Officer, 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, or to the Holder at the address set forth in the Company's records (or to such other address as either party may designate by notice to the other party).

         IN WITNESS WHEREOF, the undersigned has executed this Warrant as of the ____ day of _________________, 2003.


                                             ALANCO TECHNOLOGIES, INC.


                                             By:
                                               --------------------------------

                                             Name:
                                                  -----------------------------

                                             Title:
                                                   ----------------------------

                                    EXHIBIT A

                                  EXERCISE FORM

         The undersigned hereby irrevocably exercises the right to purchase ________________ shares of common stock, no par value (the "Common Stock") of Alanco Technologies, Inc., an Arizona corporation (the "Company"), evidenced by the attached warrant (the "Warrant") and herewith makes payment of the exercise price with respect to such shares in full, all in accordance with the conditions and provisions of said Warrant.

1. The undersigned agrees not to offer, sell, transfer or otherwise dispose of any of the Common Stock obtained on exercise of the Warrant, except in accordance with the provisions of Section 9(a) of the Warrant.

2. The undersigned requests that stock certificates for such shares be issued free of any restrictive legend, if appropriate, and a warrant representing any unexercised portion hereof be issued, pursuant to the Warrant in the name of the undersigned and delivered to the undersigned at the address set forth below:

Dated:----------------


-----------------------------------------------------------------------------
                              Signature



-----------------------------------------------------------------------------
                              Print Name



-----------------------------------------------------------------------------
                               Address


NOTICE: The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                    EXHIBIT B

                               FORM OF ASSIGNMENT


FOR VALUE RECEIVED, the undersigned holder of the attached warrant (the "Warrant") hereby sells, assigns and transfers unto the person or persons below
named the right to purchase                       shares of the Common Stock of
                           -----------------------
Alanco Technologies, Inc., evidenced by the attached Warrant and does hereby
irrevocably constitute and appoint                         as attorney-in-fact
                                   -----------------------
to transfer the said Warrant on the books of the Company, with full power of substitution in the premises.



                                                  -------------------------
Dated:                                            Signature
      -----------------

Fill in for new registration of Warrant:



---------------------------------------
                 Name



---------------------------------------
                Address




---------------------------------------
Please print name and address of assignee
(including zip code) above.


NOTICE: The signature to the foregoing Exercise Form must correspond to the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                                                    Exhibit 4.5

                                 DECLARATION OF
                               REGISTRATION RIGHTS



         THIS DECLARATION OF REGISTRATION RIGHTS ("Declaration") is made as of
                   , 2003, by ALANCO TECHNOLOGIES, INC., a corporation duly
-------------------
incorporated and existing under the laws of the State of Arizona (the "Company"), for the benefit of the subscribers (hereinafter referred to as "Subscribers") to the Company's offering (the "Offering") of up to three million (3,000,000) Units (the "Units") pursuant to each of the Subscription Agreements between the Company and each of the Subscribers (the "Subscription Agreement").

          1. Definitions. For purposes of this Agreement:

          (a) The terms "register," "registered," and "registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933 (the "Act"), and pursuant to Rule 415 under the Act or any successor rule, and the declaration or ordering of effectiveness of such registration statement or document;

          (b) For purposes hereof, the term "Registrable Securities" means the shares of the Company's Class A Common Stock, together with any capital stock issued in replacement of, in exchange for or otherwise in respect of such Class A Common Stock (the "Common Stock"), issuable or issued in connection with the conversion of the Series A Convertible Preferred Stock described in the Subscription Agreement including upon exercise of the warrants to purchase Common Stock to be issued to the Subscribers in connection therewith (the "Warrants").

                  Notwithstanding the above:

                  1. Common Stock which would otherwise be deemed to be Registrable Securities shall not constitute Registrable Securities if those shares of Common Stock may be resold in a public transaction without registration under the Act, including without limitation, pursuant to Rule 144 under the Act; and

                  2. any Registrable Securities resold in a public transaction shall cease to constitute Registrable Securities.

          (c) The number of shares of "Registrable Securities then outstanding" shall be determined by the number of shares of Common Stock which have been issued or are issuable upon conversion of the Series A Convertible Preferred Stock or exercise of the then outstanding Warrants at the time of such determination; and

          (d) The term "Holder" means any person owning or having the right to acquire Registrable Securities or any permitted assignee thereof.

          2. Required Registration.

The Company agrees to file a registration statement on Form S-3 (or other suitable form) or a post-effective amendment to an effective registration statement (collectively, a "Registration Statement") at the Company's discretion, covering the resale of all shares of Registrable Securities then outstanding or issuable upon exercise of the Warrants. The Company shall use commercially reasonable efforts to have the Registration Statement declared effective on or before October 31, 2003. In the event the Registration Statement is not declared effective by the Securities and Exchange Commission (SEC) on or before October 31, 2003, then the dividend rate with respect to the Series A Convertible Preferred Stock shall be doubled to 24% until the Registration Statement is declared effective by the SEC.

          (a) The Registration Statement shall be prepared as a "shelf" registration statement under Rule 415, and shall be maintained effective until all Registrable Securities cease to exist.

          (b) The Company represents that it is presently eligible to effect the registration contemplated hereby on Form S-3 and will use its best efforts to continue to take such actions as are necessary to maintain such eligibility.

          3. Limitation on Obligations to Register. If the Company believes that shares sought to be registered under Section 2 by Holders do not constitute "Registrable Securities" by virtue of Section 1(b) of this Agreement, and the status of those shares as Registrable Securities is disputed, the Company shall provide, at its expense, an opinion of counsel, reasonably acceptable to the Holders of the securities at issue (and satisfactory to the Company's transfer agent to permit the sale and transfer) that those securities may be sold immediately, without volume limitation, without registration under the Act, by virtue of Rule 144 or similar provisions.

          4. Obligations of the Company. Whenever required under this Agreement, or a post-effective amendment to an effective registration statement, to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

          (a) Prepare and file with the Securities and Exchange Commission ("SEC") a registration statement, or such a post-effective amendment, with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective.

          (b) Prepare and file with the SEC such amendments and supplements to such registration statement, or such a post-effective amendment, and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

          (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

          (d) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

          (e) As promptly as practicable after becoming aware of such event, notify each Holder of Registrable Securities of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and subject to Section 5 use its best efforts promptly to prepare a supplement or amendment to the registration statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request.

          (f) Provide Holders with written notice of the date that a registration statement registering the resale of the Registrable Securities is declared effective by the SEC and the date or dates when the Registration Statement is no longer effective.

          (g) Provide Holders and their representatives the opportunity to conduct a reasonable due diligence inquiry of Company's pertinent financial and other records and make available its officers, directors and employees for questions regarding such information as it relates to information contained in the registration statement.

          (h) Provide Holders and their representatives the opportunity to review the registration statement and all amendments thereto a reasonable period of time prior to their filing with the SEC if so requested by Holder in writing.

          5. Black Out. In the event that, during the time that the Registration Statement is effective, the Company reasonably determines, based upon advice of counsel, that due to the existence of material non-public information, disclosure of such material non-public information would be required to make the statements contained in the Registration Statement not misleading, and the Company has a bona fide business purpose for preserving as confidential such material non-public information, the Company shall have the right to suspend the effectiveness of the Registration Statement, and no Holder shall be permitted to sell any Registrable Securities pursuant thereto, until such time as such suspension is no longer advisable; provided, however, that such time shall not exceed a period of sixty (60) days. As soon as such suspension is no longer advisable, the Company shall, if required, promptly, but in no event later than the date the Company files any documents with the SEC referencing such material information, file with the SEC an amendment to the Registration Statement disclosing such information and use its best efforts to have such amendment declared effective as soon as possible.

                  If the effectiveness of the Registration Statement is suspended by the Company pursuant hereto, the Company shall promptly notify all Holders whose securities are covered by the Registration Statement of such suspension, and shall promptly notify each such Holder as soon as the effectiveness of the Registration Statement has been resumed. The Company shall be entitled to effect no more than two such suspensions during the one (1) year period following the Last Closing.

          6. Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with regard to each selling Holder that such selling Holder shall furnish to the Company such information regarding Holder, the Registrable Securities held by it and the intended method of disposition of such securities as shall be required to effect the registration of its Registrable Securities or to determine that registration is not required pursuant to Rule 144 or other applicable provision of the Act.

          7. Expenses. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant hereto, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company shall be borne by the Company.

          8. Indemnification. If any Registrable Securities are included in a Registration Statement or a post-effective amendment to an effective registration statement under this Agreement:

          (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, the officers and directors of each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements or omissions: (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, or (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, and the Company will promptly reimburse, as such expenses are incurred and payable, each such Holder, officer or director, underwriter or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, officer, director, underwriter or controlling person.

          (b) To the extent permitted by law, each selling Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter and any other Holder selling securities in such registration statement or any of its directors or officers or any person who controls such Holder, against any losses, claims, damages, or liabilities (joint or several) to which the Company or any such director, officer, controlling person, or underwriter or controlling person, or other such Holder or director, officer or controlling person may become subject, under the Act, the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon (i) any statement or omission in each case to the extent (and only to the extent) that such statement or omission is made in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration statement, or (ii) any sale by a Holder after the Company has given notice to the Holder under Section 4(f) or 5 herein and prior to the filing by the Company of a supplement or the effectiveness of a post-effective amendment as necessary in connection with such notice; and each such Holder will reimburse any legal or other expenses reasonably incurred by the Company and any such director, officer, controlling person, underwriter or controlling person, other Holder, officer, director, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the reasonably incurred fees and expenses of one such counsel to he paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicting interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 8.

          (d) If the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and each Holder agree to contribute to the aggregate claims, losses, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Holder may be subject in such proportion as is appropriate to reflect the relative fault of the Company and the Holders in connection with the statements or omissions which resulted in such Losses. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or by the Holders. The Company and the Holders agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls a Holder of Registrable Securities within the meaning of either the Securities Act or the Exchange Act and each director, officer, partner, employee and agent of a Holder shall have the same rights to contribution as such holder, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each director of the Company, and each officer of the Company who has signed the registration statement, shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

          (e) The obligations of the Company and Holders under this Section 8 shall survive the redemption and conversion, if any, of the Preferred Stock, any exercise of the Warrants, the completion of any offering of Registrable Securities in a Registration Statement under this Agreement, and otherwise.

          9. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

          (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

          (b) use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act.

          10. Amendment of Registration Rights. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders of a majority of the Registrable Securities provided that the amendment treats all Holders equally. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Holder, each future Holder, and the Company.

          11. Notices. All notices or other communications required or permitted pursuant to this Agreement shall be in writing and shall be deemed given to a party when (a) delivered by hand or by nationally recognized overnight courier service (costs prepaid); or (b) received or rejected by the addressee, if sent by certified mail, return receipt requested. Such notice or other communication shall be sent to the Company, Attention: Chief Financial Officer, 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260 or to the Holder at the address set forth in the Company's records (or to such other address as either party may designate by notice to the other party).

          12. Termination. This Agreement shall terminate on the date all Registrable Securities cease to exist; but without prejudice to (1) the parties' rights and obligations arising from breaches of this Agreement occurring prior to such termination (ii) other indemnification obligations under this Agreement.

          13. Assignment. No assignment, transfer or delegation, whether by operation of law or otherwise, of any rights or obligations under this Agreement by the Company or any Holder, respectively, shall be made without the prior written consent of the majority in interest of the Holders or the Company, respectively; provided that the rights of a Holder may be transferred to a subsequent holder of the Holder's Registrable Securities (provided such transferee shall provide to the Company, a writing executed by such transferee agreeing to be bound as a Holder by the terms of this Agreement); and provided further that the Company may transfer its rights and obligations under this Agreement to a purchaser of all or a substantial portion of its business if the obligations of the Company under this Agreement are assumed in connection with such transfer, either by merger or other operation of law (which may include without limitation a transaction whereby the Registrable Securities are converted into securities of the successor in interest) or by specific assumption executed by the transferee.

          14. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arizona applicable to agreements made in and wholly to be performed in that jurisdiction, except for matters arising under the Act or the Securities Exchange Act of 1934, which matters shall be construed and interpreted in accordance with such laws.

         IN WITNESS WHEREOF, the undersigned has executed this Declaration as of the date first above written.

                           ALANCO TECHNOLOGIES, INC.,
                           an Arizona corporation


                            By:
                               ----------------------------------------------

                            Name:
                                 --------------------------------------------

                            Title:
                                  -------------------------------------------

                                                                 Exhibit 4.6

                              ALANCO TECHNOLOGIES, INC.
                                   (the "Company")
                               SUBSCRIPTION AGREEMENT

                                GENERAL INSTRUCTIONS


1. Read carefully and completely.
2. Complete all questions. Write N/A in the blank for each question "not applicable."
3. Complete and execute the applicable Subscription Agreement
   Signature Page.
4. Verify that all blanks, dates and signatures are properly completed.
5. Return:
   a)   The entire Subscription Agreement; and
   b) A check, bank draft or wire transfer for the subscription amount made payable to Alanco Technologies, Inc.
6. Deliver or mail to (or if you have any questions, please direct them to):

                            Alanco Technologies, Inc.
                          15575 North 83rd Way, Suite 3
                              Scottsdale, AZ 85260
                 Attn: John A. Carlson, Chief Financial Officer
                           Phone: (480) 607-1010 x 869
                            Facsimile: (480) 607-1515
                             E-Mail: john@alanco.com



            The undersigned hereby subscribes for and agrees to purchase units ("Units"), each consisting of one (1) share of the
---------------------
Company's Series A Convertible Preferred Stock (the "Shares") and one (1) warrant to purchase one share of the Company*s Class A Common Stock at $0.50 per share ("Warrants"), as described in the Company*s Confidential Private Placement Memorandum dated June 16, 2003 ("Memorandum"). The undersigned agrees to pay a purchase price of comprised of the following for each Unit purchased:

            $0.50 plus two (20) shares of the Company's Class A Common Stock currently registered in the name of the undersigned,

and herewith tenders to the Company the entire cash amount of such purchase price by check, bank draft or wire transfer made payable to the order of "Alanco Technologies, Inc," together with certificates for the Class A Common Shares to be tendered, duly endorsed in blank with signature medallion guaranteed, or appropriate brokerage account instructions transferring the shares to the Company.

            The undersigned acknowledges that the Units have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), or the securities laws of any state, in reliance upon exemptions from registration contained in the Securities Act and any such state laws and that the Company*s reliance upon such exemption is based in part upon the undersigned*s representations, warranties and agreements contained in this Subscription Agreement.

A.          Suitability Standards

            All questions must be answered. If the appropriate answer is "None" or "Not Applicable," please so state. Please print or type your answers to all questions and attach additional sheets if necessary to complete your answer to any item.

1.          Name(s):
                    ----------------------------------------------------------
2.          Social Security Number or Taxpayer Identification Number:

Subscriber:
           -------------------------------------------------------------------

Co-Subscriber:
              ----------------------------------------------------------------

3.        Home Address:
                       -------------------------------------------------------

4.        Business Address:
                           ---------------------------------------------------
5.        Home Telephone:
                         -----------------------------------------------------
6.        Business Telephone:
                             -------------------------------------------------
7.        Occupation/Business:
                              ------------------------------------------------

8.        If the subscriber is an entity, place and date of formation:

                               -----------------------------------------------
9. If the subscriber is an individual, please CHECK whichever of the following statements (a)-(c) below, is applicable to you:

--------  (a) The undersigned has had an individual income in excess of $200,000 in each of the two most recent calendar years and reasonably expects to have an individual income in excess of $200,000 in the current calendar year;

--------  (b) The undersigned has had joint income with his or her spouse in excess of $300,000 in each of the two most recent calendar years and reasonably expects to have joint income with his or her spouse in excess of $300,000 in the current calendar year; or

--------   (c) The undersigned  has an individual net worth, or joint net worth with his or her spouse,  in excess of $1,000,000.

For purposes of the above, the following definitions apply:

            "Individual income" means "adjusted gross income" as reported for federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"),
(ii) the amount of any losses claimed as a limited partner in a limited partnership (as reported on Schedule E of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

            "Joint income" means "adjusted gross income" of you and your spouse as reported for federal income tax purposes, increased by the following amounts:
(i) the amount of any interest income received which is tax-exempt under Section 103 of the Code, (ii) the amount of losses claimed as a limited partner in a limited partnership (as reported on Schedule F of Form 1040) and (iii) any deduction claimed for depletion under Section 611 et seq. of the Code.

            "Net Worth" means the excess of the total assets of an individual over the total liabilities of such individual.

10. If the subscriber is a corporation, partnership, limited liability company, employee benefit plan, individual retirement account or trust and is an "accredited investor", please CHECK whichever of the following statements
(a)-(l) is applicable:

--------    (a)         The undersigned is a "bank" as defined in Section
                        3(a)(2) of the Securities Act or a "savings and loan association" or other institution as defined in
                        Section 3(a)(5)(A) of the Securities Act, whether acting in an individual or fiduciary capacity;

--------    (b)         The  undersigned  is a "broker*  or  "dealer"
                           registered pursuant to Section 15 of the Securities Exchange Act of 1934;

--------    (c)         The undersigned is an "insurance company as defined in
                           Section 2(13) of the Securities Act;

--------    (d)         The undersigned is an "investment  company"  registered
                            under the Investment  Company Act of 1940 (the
                           "Investment Company Act");

--------    (e)         The undersigned is a "business  development  company"
                           as defined in Section 2(a)(48) of the investment Company Act;

--------    (f)         The  undersigned  is a  "small  business  investment
                           company" licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

--------    (g)         The undersigned is a "plan" established and
                           maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees that has total assets in excess of $5,000,000;

--------    (h)         The undersigned is an "employee benefit plan"
                           within the meaning of the Employee Retirement Income Security Act of 1974, (i) whose investment decisions are made by a plan fiduciary, as defined in Section 3(21) of such act, and such plan fiduciary is either a bank, savings and loan association, insurance company or registered investment adviser, or (ii) that has total assets in excess of $5,000,000 or,
                           (iii) if a self-directed plan, whose investment decisions are made solely by persons that are accredited investors;

--------    (i)         The undersigned is a "private business  development
                           company" as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

--------    (j)         The undersigned is an organization described in
                           Section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Shares, with total assets in excess of $5,000,000;

--------    (k)         The undersigned is a trust with total assets in
                           excess of $5,000,000, not formed for the specific purpose of acquiring the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) under the Securities Act;

--------    (l)         The undersigned is an entity formed for the
                           purpose of acquiring the Shares, each of whose stockholders, partners or beneficiaries meets at least one of the conditions set forth under 9(a)-(c) above.

--------    (m)         An entity in which all of the equity owners are
                           accredited investors.

IF YOU CHECK STATEMENT 10(l) ABOVE AND DO NOT CHECK ANY OTHER STATEMENT, A COMPLETED SUBSCRIPTION AGREEMENT FOR EACH STOCKHOLDER OF THE SUBSCRIBING CORPORATION, EACH PARTNER OF THE SUBSCRIBING PARTNERSHIP OR EACH BENEFICIARY OF THE SUBSCRIBING EMPLOYEE BENEFIT PLAN MUST ACCOMPANY THIS SUITABILITY LETTER.

B.       Representations and Warranties

The undersigned represents, warrants and agrees as follows:

         1. The undersigned has received and reviewed the Memorandum and the exhibits thereto and understands the information contained therein, including the risks of, and other considerations relating to the purchase of the Units, Shares and Warrants, specifically including the risks set forth in the Memorandum under "RISK FACTORS."

         2. The undersigned acknowledges that this Subscription Agreement may be accepted or rejected in whole or in part in the sole and absolute discretion of the Company.

         3. The undersigned agrees that this Subscription Agreement is and shall be irrevocable (subject to state law), except that the undersigned shall have no obligations hereunder in the event that the Subscription Agreement is for any reason rejected by the Company.

         4. The undersigned has carefully read this Subscription Agreement. The undersigned has had the opportunity to discuss the representations, warranties and agreements which the undersigned makes by signing this Subscription Agreement, the applicable limitations upon the undersigned*s resale of the Units, Shares and Warrants and any of other legal matters concerning the Company or this investment with its counsel as deemed necessary. The undersigned has had the opportunity to discuss the tax consequences of holding the Shares and Warrants with its tax advisor as deemed necessary.

         5. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the offering of the Units for investment, or any recommendation or endorsement of the offering of the Units, and the undersigned must forego the security, if any, such a review would provide.

         6. The undersigned is purchasing the Units for the undersigned*s own account, with the intention of holding the Shares and Warrants for investment, with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating directly or indirectly, in a distribution of the Shares or Warrants; and shall not make any sale, transfer or other disposition of the Shares or Warrants without registration under any applicable securities laws of any state or unless an exemption from registration is available under those laws.

         7. The undersigned represents that the undersigned*s overall commitment to investments which are comparable in risk to the Units is not disproportionate to the undersigned*s net worth, and the undersigned*s investment in the Units will not cause such overall commitment to become excessive.

         8. The undersigned represents that the undersigned, if an individual, has adequate means of providing for his current needs and personal and family contingencies, has no need for liquidity in this investment in the Units, and at the present time could afford a complete loss of such investment.

         9. The undersigned has accurately set forth the information in Section A above.

         10. The address shown in Section A above is the undersigned*s principal residence if he is an individual or its principal business address if a corporation or other entity.

         11. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Units.

         12. The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the offering and to obtain such information as the undersigned desired in order to evaluate the investment. The undersigned acknowledges that all information requested has been provided.

         13. The undersigned has made an independent evaluation of the merits of the investment and acknowledges the high risk of the investment.

         14. The undersigned understands and agrees that the Company will prohibit a transfer of the Shares (until registered by the Company) and Warrants unless it is established to the satisfaction of the Company that such transfer is in compliance with applicable state and federal securities laws. The undersigned acknowledges that the Company will place a legend on the certificates representing the Shares and Warrants stating that the transfer of these securities is restricted. The undersigned understands and agrees that the Company may refuse to permit the transfer of the Shares or Warrants, and that the undersigned may be required to hold the Shares indefinitely.

         15. The undersigned understands that the provisions of Rule 144 promulgated under the Securities Act are not available for at least one year to permit resale of the Shares or Warrants. The undersigned further understands that in connection with sales of Shares or Warrants for which Rule 144 is not available, registration or compliance with some other registration exemption will be required.

         16. The undersigned represents, if any individual, that the undersigned is at least 21 years of age.

         17. Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Arizona, without giving effect to its conflict of law principles. The parties hereby agree that any dispute which may arise between them arising out of or in connection with this Subscription Agreement (other than disputes relating solely to securities law matters) shall be adjudicated before a court located in Maricopa County, Arizona and the hereby submit to the exclusive jurisdiction of the courts of the State of Arizona in Maricopa County, Arizona and of the federal courts in the District of Arizona with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Subscription Agreement or any acts or omissions relating to the sale of the Units hereunder, and consent to the service of process in any such action or legal proceeding by means of registered or certified mail, return receipt requested, in care of the address set forth below or such other address as the undersigned shall furnish in writing to the Company.

         18. The undersigned is not subscribing for the Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by a person not previously known to the undersigned in connection with investments in Shares generally.

         19. This Subscription Agreement is not transferable or assignable by the undersigned.

C.       Indemnification

         The undersigned understands the meaning of the representations and warranties contained herein and acknowledges that the Company is relying on such representations and warranties in determining whether the offering is exempt from registration under the Securities Act and applicable state law and in determining whether to accept the subscription tendered hereby. The undersigned agrees to indemnify and hold harmless the Company and its officers, directors, agents and shareholders and any other person who may be deemed to control the Company from any loss, liability, claim, damage or expense, arising out of the inaccuracy of any of the above representations, warranties or statements or the breach of the agreements contained herein.

D. Power of Attorney. The undersigned, by executing this Subscription Agreement shall be bound by and in accordance with all of the terms and conditions herein. The undersigned hereby irrevocably constitutes and appoints Placement Agent as the undersigned*s true and lawful attorney-in-fact with full power of authority for the undersigned and in the undersigned*s name to execute any documents related to the purchase of the Units, on the undersigned*s behalf. The foregoing grant of authority is a special power of attorney, is irrevocable and shall survive the death or the incapacity of the undersigned.

E. Miscellaneous

1. The undersigned agrees that the undersigned may not transfer, assign, cancel, terminate or revoke this Subscription Agreement or any agreement of the undersigned made hereunder (except as otherwise specifically provided herein) and that this Subscription Agreement shall survive the death or disability of the undersigned and shall be binding upon the undersigned*s heirs, executors, administrators, successors and assigns.

2. Except as otherwise expressly provided herein, this Subscription Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and may be amended only by a writing executed by the parties hereto. This Subscription Agreement supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Subscription Agreement shall inure to the benefit of and be binding upon the parties and their respective successors.

3. This Subscription Agreement shall be enforced governed and construed in all respects in accordance with the laws of the State of Arizona.

4. In the event that the Company requests additional representations by the undersigned, or documentation of the representations herein set forth, in order better to evaluate the undersigned*s suitability for investment in the Company, the undersigned will promptly furnish such additional representations or documentation or, in the alternative, if the undersigned considers such additional request to be unreasonable, the undersigned will request that its subscription for the Units be withdrawn.

5. The representations and warranties of the undersigned set forth herein shall survive the sale of the Units pursuant to this Subscription Agreement.

                       SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                     (FOR SUBSCRIBER WHO IS A NATURAL PERSON)


                      x $0.50 Per Unit = Total Cash Portion $
---------------------                                         -----------------
(Units Subscribed For)                                       (Purchase Price)

Number of Class A Common Shares Tendered:
                                         --------------------------------------

-------------------------------------------------------------------------------
                  Exact Name in Which Title is to be Held

Manner in which title is to be held (Please Check One):

1.   ------    Individual
2.   ------    Joint Tenants With Right of Survivorship
3.   ------    Community Property (Community Property States Only)
4.   ------    Community Property With Right of Survivorship (Community Property
               States Where Applicable)
5.   ------    Tenants in Common
6.   ------    As a Custodian for                          Under the Uniform
                                 --------------------------
               Gift to Minors Act of the State of
                                                  -------------------------
7.   ------    Married, but as sole and Separate Property


        IN WITNESS WHEREOF, the undersigned has executed this Subscription
Agreement on this          day of                          ,2003
                 ---------       -------------------------
understands that this subscription is not binding upon the Company until accepted below and acknowledges that the undersigned has received and reviewed and is bound by the terms and conditions of the summary offering description distributed herewith and that this subscription may be accepted in whole or part by the Company.

              ---------------------------------------
                  Signature

              ---------------------------------------
                  Signature


         ACCEPTED this        day of                   , 2003, for a total
                       ------       -------------------
 of               Units on behalf of the Company.
    --------------


ALANCO TECHNOLOGIES, INC.

By:
    -----------------------------------------------
Title:
      ---------------------------------------------

                       SUBSCRIPTION AGREEMENT SIGNATURE PAGE
                         (FOR SUBSCRIBER WHO IS AN ENTITY)


                         x $0.50 Per Unit = Total Cash Portion $
--------------------------                                      ---------------
(Units Subscribed For)                                         (Purchase Price)

Number of Class A Common Shares Tendered:
                                         -------------------------------------
Manner in which title is to be held (Please check one):

1.      Corporation/Partnership/Limited Liability Company
  ------
2.      IRA
  ------
3.      Trust/Estate/Pension or Profit Sharing Plan
  ------
        Date Opened:
                    ------------------------------
4.      Keogh
  ------
5.      Other:
  ------      -----------------------------------------------
IN WITNESS WHEREOF, the undersigned has executed this Subscription Agreement on
this      day of                   ,2003 understands that this subscription
    ------      ------------------
is not binding upon the Company until accepted below and acknowledges that the undersigned has received and reviewed and is bound by the terms and conditions of the summary offering description distributed herewith and that this subscription may be accepted in whole or part by the Company.



-------------------------------------------------------------------------------
                           Name of Entity (Please Print)

Attest:                                By:
       -------------------------------    -------------------------------------
Title:                                 Title:
       -------------------------------       ----------------------------------

Attest:                                By:
       -------------------------------    -------------------------------------
Title:                                 Title:
       -------------------------------       ----------------------------------

         ACCEPTED this        day of              , 2003 for a total of
                      -------       --------------
                          Units on behalf of the Company
--------------------------
ALANCO TECHNOLOGIES, INC.

By:
   -----------------------------------------------
Title:
      --------------------------------------------

                                 Law Offices
                              STEVEN P. OMAN, P.C.

                         Gold Dust Corporate Center

                       10446 N. 74th Street, Suite 130
                            Scottsdale, Arizona 85258
Telephone: (480) 348-1470
                                           Facsimile: (480) 348-1471
                                           e-mail: soman@omanlaw.net

                          November 19, 2003

Alanco Technologies, Inc.
15575 N. 83rd Way, Suite 3
Scottsdale, Arizona 85260

Re: Registration Statement on Form S-3

Gentlemen:

We have acted as counsel to Alanco Technologies, Inc. (the "Company") in connection with the registration by the Company of 10,037,704 shares of its Class A Common Stock (the "Shares") that may be offered and sold by certain stockholders of the Company from time to time. We have assisted the Company in the preparation of a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"). This opinion is provided pursuant to the requirements of Item 16 of Form S-3 and Item 601(b)(5) of Regulation S-B.

In connection with the foregoing, we have examined, among other things, the Registration Statement and certified copies of the Company's Second Restated Articles of Incorporation, the Company's Bylaws, as amended, Resolutions of the Company's Board of Directors, and such other documents, including copies of the description of the rights, privileges and liabilities of the Series A Convertible Preferred Stock, warrant agreements, subscription agreements, and the Company's Private Offering Memorandum pursuant to which shares of the Company's Series A Convertible Preferred Stock and Class A Common Stock were or may be issued.

In connection with our review, we have assumed: (i) the genuineness of all signatures; (ii) the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as certified or photostatic copies; and (iii) the proper issuance and accuracy of certificates of officers and agents of the Company and public officials.

Based on the foregoing, we are of the opinion that (i) the Shares issued were validly issued, fully paid and nonassessable at the time of their issuance, and
(ii) when Shares are issued out of the Company's duly authorized Class A Common Stock upon conversion of Series A Convertible Preferred Stock, or upon exercise of, and pursuant to the provisions of, the existing warrant agreements and the Company has received the consideration therefor in accordance with the terms of the warrant agreements, the Shares so issued will be validly issued, fully paid and non-assessable.

This opinion is limited to the corporate laws of the State of Arizona, and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion is rendered as of the date hereof to be effective as of the effective date of the Registration Statement, and we undertake no obligation to advise you of any changes in applicable law or other matters that may come to our attention after said effective date.

We hereby consent to be named in the Registration Statement under the heading "Legal Matters" as attorneys who passed upon the validity of the Shares and to the filing of a copy of this opinion as Exhibit 5 to the Registration Statement.

                                   Very truly yours,

                                   LAW OFFICE OF STEVEN P. OMAN, P.C.


                                   By:  /s/ Steven P. Oman
                                        ------------------
                                        Steven P. Oman

               Consent of Independent Certified Public Accountants


Alanco Technologies, Inc.
Scottsdale, Arizona

As independent public accountants, we hereby consent to the incorporation by reference in the S-3 registration statement of our report dated September 19, 2003, included in the Company's Form 10-KSB for the year ended June 30, 2003, and to all references to our firm included in this registration statement.


                                                 /S/ SEMPLE & COOPER, LLP



Phoenix, Arizona
December 9, 2003